Prospectus Supplement (To Prospectus dated November 16, 2020)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-249713

EOS ENERGY ENTERPRISES, INC.

4,000,000 Shares of Common Stock

This prospectus supplement (this “Supplement”) is part of the prospectus of Eos Energy Enterprises, Inc. (the “Company”) dated November 16, 2020 (as amended from time to time, the “Prospectus”). This Supplement supplements, modifies or supersedes certain information contained in the Prospectus. Any statement in the Prospectus that is modified or superseded is not deemed to constitute a part of the Prospectus, except as modified or superseded by this Supplement. Except to the extent that the information in this Supplement modifies or supersedes the information contained in the Prospectus, this Supplement should be read, and will be delivered, with the Prospectus. This Supplement is not complete without, and may not be utilized except in connection with, the Prospectus.

The purpose of this Supplement is to update and supplement the information in the Prospectus with the information contained in the Company’s Current Reports on Form 8-K and Form 8-K/A as filed with the Securities and Exchange Commission (“SEC”) on November 20, 2020, which are attached hereto.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of the Prospectus to read about factors you should consider before buying OUR SECURITIES.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 10, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2020

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Due to the large number of events reported under the specified items of Form 8-K, this Current Report on Form 8-K is being filed in two parts. An amendment to this Current Report on Form 8-K (this “Current Report”) is being submitted for filing on the same date to include additional matters under Items 5.03, 5.05 and 5.06 of Form 8-K.

On November 16, 2020 (the “Closing Date”), Eos Energy Enterprises, Inc. (f/k/a B. Riley Merger Corp. II) (the “Company”) consummated the previously-announced transactions (collectively, the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated September 7, 2020 (the “Merger Agreement”), by and among the Company, BMRG Merger Sub, LLC (“Merger Sub I”), BMRG Merger Sub II, LLC (“Merger Sub II”), Eos Energy Storage LLC (“Eos OpCo”), New Eos Energy LLC (“Eos HoldCo”) and AltEnergy Storage VI, LLC (“AltEnergy”).

Prior to consummation of the Business Combination, Eos HoldCo and Eos OpCo carried out a pre-closing reorganization pursuant to which Eos HoldCo formed a wholly-owned subsidiary that merged with and into Eos OpCo, with Eos OpCo continuing as the surviving company and a wholly-owned subsidiary of Eos Holdco. In connection with such pre-closing re-organization, among other things, (1) all of Eos’s debt and equity interests were converted into equivalent debt and equity interests of Eos HoldCo, (2) Eos OpCo assigned, and Eos HoldCo assumed, the 2012 Eos Equity Incentive Plan under which Eos OpCo had previously issued stock options to employees and certain service providers, and (3) Eos OpCo made an election pursuant to Treasury Regulations Section 301.7701-3(c) to be treated as an entity that is disregarded as separate from its owner for U.S. federal income tax purposes.

At the closing of the Business Combination (the “Closing”), (1) Merger Sub I merged with and into Eos HoldCo, with Eos HoldCo continuing as the surviving company and a wholly-owned subsidiary of the Company, and (2) Eos HoldCo then merged with and into Merger Sub II, with Merger Sub II continuing as the surviving company and a wholly-owned subsidiary of the Company. In connection with the consummation of the Business Combination, the registrant changed its name from B. Riley Merger Corp. II to Eos Energy Enterprises, Inc., and Merger Sub II changed its name from BMRG Merger Sub II, LLC to Eos Energy Enterprises Intermediate Holdings, LLC.

At the effective time of the merger of Merger Sub I with and into Eos HoldCo (the “Effective Time”), each limited liability company interest of Eos HoldCo issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive shares of the Company’s common stock in accordance with the terms and subject to the conditions set forth in the Merger Agreement.

At the Effective Time, each Eos HoldCo option that was outstanding immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and converted into an option to purchase shares of the Company’s common stock (each, an “Exchanged Option”). Except as provided in the Merger Agreement, following the Effective Time, each Exchanged Option will continue to be governed by substantially the same terms and conditions as were applicable to the corresponding former Eos HoldCo option immediately prior to the Effective Time.

Certain terms used in this Current Report have the same meanings as set forth in the definitive proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 23, 2020 or the Prospectus included as part of Amendment No. 1 to the Registration Statement on Form S-1 filed by the Company with the Commission on November 13, 2020, Registration No. 333-333-249713 (the “Prospectus”).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Eos Energy Enterprises, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of the Company. All references to “BMRG” refer to the Company before the Closing.

Item 2.01 of this Current Report discusses the Closing and various other transactions contemplated by the Merger Agreement, and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

Upon the Closing, the Company, on the one hand, and certain former equityholders of Eos HoldCo, on the other hand, entered into a registration rights agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is required to, within forty-five (45) days after the Closing, file a registration statement registering the resale of all or any portion of the Company’s common stock issued as merger consideration under the Merger Agreement (the “Registrable Securities”). Holders of the Registrable Securities will also have certain “piggy-back” registration rights with respect to registration statements and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Registration Rights Agreement does not contemplate the payment of penalties or liquidated damages as a result of a failure to register, or delays with respect to the registration of, the Registrable Securities.

As part of the Registration Rights Agreement, holders of the Registrable Securities agreed not to transfer any such Registrable Securities until the earlier of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property.

 Under the Registration Rights Agreement, we agree to indemnify the stockholders holding Registrable Securities and certain persons or entities related to such stockholders against any losses or damages resulting from any untrue statement or omission of a material fact in any prospectus or prospectus pursuant to which they sell registrable securities, unless the liability arose from their misstatement or omission, and these stockholders, if registrable securities held by these stockholders are included in the securities as to which registration, qualification or compliance is being effected, agree to indemnify the Company and certain persons or entities related to the Company against all losses caused by their misstatements or omissions in those documents.

This summary is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is included as Exhibit 10.9 to this Current Report and is incorporated herein by reference.

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Sponsor Earnout Letter

In connection with the Merger Agreement, BMRG entered into a Sponsor Earnout Letter with B. Riley Principal Sponsor Co. II, LLC (the “Sponsor”), dated November 16, 2020 (the “Sponsor Earnout Letter”), pursuant to which the Sponsor agreed to subject 1,718,000 shares of our common stock (the “Sponsor Earnout Shares”) to the certain transfer restrictions, release and forfeiture terms as described below.

Under the terms of the Sponsor Earnout Letter, the Sponsor will not be permitted to transfer, other than to certain permitted transferees agreeing to be similarly bound, 859,000 Sponsor Earnout Shares (the “Block A Sponsor Shares”) unless and until either (i) the closing share price of our common stock equals or exceeds $12.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earnout Period (as defined below) or (ii) a Change of Control (as defined in the Merger Agreement) (or a definitive agreement providing for a Change of Control having been entered into) during the Earnout Period (each of clauses (i) and (ii), a “Block A Triggering Event”), unless, in the case of a Block A Triggering Event that is a Change of Control, the value of the consideration to be received by the holders of our common stock is less than $12.00 per share. If a Block A Triggering Event does not occur during the period from (and excluding) the Closing Date to (and including) the day that is the fifth anniversary of the Closing Date (the “Earnout Period”), the Block A Sponsor Shares are automatically forfeited and cancelled for no consideration. Sponsor shall not be permitted to transfer, other than to certain permitted transferees agreeing to be similarly bound, an additional block of 859,000 Sponsor Earnout Shares (the “Block B Sponsor Shares”) unless and until either (i) the closing share price of our common stock equals or exceeds $16.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earnout Period or (ii) a Change of Control (or a definitive agreement providing for a Change of Control having been entered into) during the Earnout Period (each of clauses (i) and (ii), a “Block B Triggering Event”), unless, in the case of a Block B Triggering Event that is a Change of Control, the value of the consideration to be received by the holders of our common stock in such Change of Control transaction is less than $16.00 per share. If a Block B Triggering Event does not occur during the Earnout Period, the Block B Sponsor Shares are automatically forfeited and cancelled for no consideration.

This summary is qualified in its entirety by reference to the text of the Sponsor Earnout Letter, which is included as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

Indemnity Agreements

Upon the Closing, the Company entered into indemnity agreements with each of its directors and executive officers. These indemnity agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnity agreements is qualified in its entirety by the full text of the form of indemnity agreement, which is attached hereto as Exhibit 10.13 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. The material terms and conditions of the Merger Agreement are described in the Proxy Statement in the section entitled “The Business Combination Proposal — The Merger Agreement,” which is incorporated herein by reference.

At a special meeting of the stockholders of BMRG held on November 12, 2020 (the “Special Meeting”), the Company’s stockholders considered and adopted, among other matters, the Merger Agreement. On November 16, 2020 the parties completed the Business Combination.

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At the Special Meeting, holders of 6,442,195 shares of BMRG’s common stock sold in BMRG’s initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of $10.10 per share, for an aggregate of approximately $65,066,169.50. The per share redemption price of $10.10 for holders of Public Shares electing redemption was paid out of BMRG’s Trust Account, which, after taking into account the redemption but before payment of any transaction expenses, had a balance immediately prior to the Closing of approximately $111.7 million.

Immediately after giving effect to the Business Combination (including as a result of the redemptions described above, the conversion of all outstanding founder shares into shares of Class A common stock on a one-for-one basis at the Closing pursuant to BMRG’s amended and restated certificate of incorporation, the conversion of all shares of Class A common stock in shares of the Company’s common stock, and the issuance of an additional 4,000,000 shares of the Company’s common stock in the PIPE Financing as described in Item 3.02 below), there were approximately 49,813,547 shares of the Company’s common stock issued and outstanding and warrants to purchase approximately 9,075,000 million shares of the Company’s common stock issued and outstanding. The number of shares of common stock outstanding includes 29,730,341 shares issued to former Eos unitholders in the Business Combination, which was calculated as 30 million shares less the in-the-money value of pre Business Combination outstanding options to purchase Eos equity, based on the effective per-unit price of the Business Combination.

Prior the Closing, each unit of BMRG consisted of one share of Class A common stock and one-half of one redeemable warrant of the Company, whereby each whole warrant entitled the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share. As a result of the Closing, BMRG’s units have automatically separated into the component securities and, as a result, are no longer traded as a separate security and have been delisted. On November 17, 2020, our Common Stock and public warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the trading symbols “EOSE” and “EOSEW,” respectively.

Upon the closing, BMRG’s amended and restated certificate of incorporation, dated May 19, 2020, was replaced with the third amended and restated certificate of incorporation of Eos Energy (the “Amended Certificate”), which, among other things, reclassified all shares of Class A common stock as Common Stock. Item 3.03 of this Current Report discusses the Amended Certificate, and is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as BMRG was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing the information below that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined company after the Company’s acquisition of Eos HoldCo in connection with the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The statements contained in this Current Report that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report may include, for example, statements about:

●	the benefits of the Business Combination;

●	the future financial performance of the combined company following the business combination;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expression.

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The forward-looking statements contained in this Current Report are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	our ability to maintain the listing of its Common Stock on Nasdaq following the Business Combination;

●	our ability to raise financing in the future;

●	or directors following the business combination;

●	our public securities’ potential liquidity and trading;

●	changes adversely affecting our business;

●	unfavorable conditions or disruptions in the capital and credit markets;

●	our inability to forecast trends accurately;

●	our ability to generate cash, service indebtedness and incur additional indebtedness;

●	restrictive covenants that may limit our business and our ability to engage in certain corporate and financial transactions;

●	our ability to obtain capital on commercially reasonable terms;

●	fluctuations in our revenue and operating results;

●	competition from existing or new competitors;

●	risks associated with security breaches in our information technology systems;

●	our success in retaining or recruiting management and key employees;

●	risks related to legal proceedings or claims, including liability claims;

●	risks related to labor disputes;

●	risks associated with changes in federal, state, or local laws;

●	risks associated with potential costs of regulatory compliance;

●	risk resulting from the impact of global pandemics, including the novel coronavirus, COVID-19; and

●	other factors detailed under the section entitled “Risk Factors” in the Prospectus and incorporated herein by reference.

Business

Our business is described in the Prospectus in the section titled “Eos’s Business” and that information is incorporated herein by reference.

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Risk Factors

The risks associated with our business are described in the Prospectus in the section titled “Risk Factors” and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report concerning the financial information of Eos OpCo, which is incorporated herein by reference. Reference is further made to the disclosures contained in the Prospectus in the sections titled “Summary Historical Financial Information of Eos” and “Eos Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2020 and the unaudited pro forma condensed combined statement of operations for the Company for the year ended December 31, 2019 are set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Properties

Our facilities are described in the Prospectus in the section titled “Eos’s Business – Facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of our common stock upon the closing of the Business Combination by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of any series of our voting common stock;

●	each of our current executive officers and directors;

●	all executive officers and directors of the Company, as a group, upon the closing of the Business Combination.

The beneficial ownership of common stock of the Company is based on 49,813,547 shares of common stock issued and outstanding as of Closing date, and assumes the issuance of all shares to which the former members of Eos OpCo are entitled pursuant to the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

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Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Name and Address of Beneficial Owners Executive Officers and Directors
Joe Mastrangelo(1)(2)	-	-%
Mack Treece(1)(2)	-	-%
Sagar Kurada(1)(2)	-	-%
Dr. Balakrishnan G. Iyer(1)(2)	-	-%
Russell Stidolph(2)(3)(4)(5)	6,637,608	13.3%
Daniel Shribman(6)	993,750	2.0%
Dr. Krishna Singh(7)(4)	2,345,593	4.7%
Alex Dimitrief(1)	-	-%
Andrey Zibelman(1)	-	-%
Miriam “Mimi” Walters(1)	-	-%
All Executive Officers and Directors as a Group (Ten Individuals)	9,976,951	20.0%
5% Holders:
AltEnergy, LLC(4))(5)	6,459,912	13.0%
B. Riley Financial, Inc.(8)	7,740,234	15.5%

(1)	The business address of each of these entities or individuals is 3920 Park Avenue Edison, New Jersey 08820.
(2)	Each of Messrs. Mastrangelo, Treece, Kurada, Stidolph and Iyer hold options exercisable for shares of the Company’s common stock as part of the total merger consideration set forth in the Merger Agreement. These options are subject to certain vesting provisions.
(3)	Mr. Stidolph holds 177,696 shares of common stock and has a pecuniary interest in 6,459,912 shares held directly by AltEnergy LLC, or AltEnergy, AltEnergy Storage LLC, or AltEnergy I, AltEnergy Storage II LLC, or AltEnergy II, AltEnergy Storage V LLC, or AltEnergy V, AltEnergy VI LLC, or AltEnergy VI, AltEnergy Storage Bridge LLC, or Bridge, AltEnergy Transmission LLC, or Transmission, AltEnergy Storage Bridge Phase II LLC, or Bridge II (collectively, the “AltEnergy Shares”). Mr. Stidolph is the managing director of AltEnergy, the managing member of each of AltEnergy I, AltEnergy II, AltEnergy VI, AltEnergy V, Bridge, Transmission and Bridge II, and has voting and dispositive power with respect to the AltEnergy Shares. Mr. Stidolph disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address of Mr. Stidolph and each of the above referenced entities is 137 Rowayton Avenue, Rowayton, CT 06853.
(4)	As disclosed under “Indemnification” on page 78 of the Prospectus, 40% of these shares are pledged to BMRG for the benefit of certain indemnitees and may not be transferred until the date that is the earlier of (i) September 7, 2022; and (ii) the date on which the specified indemnified matters pursuant to the Merger Agreement have been finally resolved, and either (x) no obligations are due and payable as a result thereof, or (y) all obligations have been paid to the indemnitees in full.
(5)	Represents securities held directly by AltEnergy LLC, or AltEnergy, AltEnergy Storage LC, or AltEnergy I, AltEnergy Storage II LLC, or AltEnergy II, AltEnergy Storage V LLC, or AltEnergy V, AltEnergy VI LLC, or AltEnergy VI, AltEnergy Storage Bridge LLC, or Bridge, AltEnergy Transmission LLC, or Transmission, AltEnergy Storage Bridge Phase II, or Bridge II. Mr. Stidolph is the managing director of AltEnergy, the managing member of each of AltEnergy I, AltEnergy II, AltEnergy VI, AltEnergy V, Bridge, Transmission and Bridge II, and has voting and dispositive power with respect to the AltEnergy Shares. Mr. Stidolph disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(6)	Amount includes 397,500 shares of common stock that are subject to earnout restrictions under the Sponsor Earnout Letter.

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(7)	Represents securities held directly by Holtec International, or Holtec, and Singh Real Estate Enterprises Inc., or Singh Real Estate. Mr. Singh is the sole stockholder of each of Holtec International and Singh Real Estate, and has voting and dispositive power with respect to such shares. The address of both Holtec International and Singh Real Estate Enterprises, Inc. is 1 Holtec Blvd, Camden, NJ 08104.
(8)

The amount includes (i) 390,000 shares of common stock held by BRC Partners Opportunity Fund, L.P. (“BRC”), (ii) 25,000 shares of common stock underlying public warrants held by BRC, (iii) 2,577,000 founder shares held by the Sponsor, (iv) 325,000 shares of common stock underlying private placement warrants held by the Sponsor, (v) 961,984 shares of common stock held by B. Riley Securities, Inc. (“BRS”), (vi) 1,000,000 shares of common stock held by B. Riley Principal Investments, LLC (“BRPI”), (vii) 490,750 shares of common stock held by B. Riley Financial. and (xiii) 1,320,500 shares of common stock that are subject to earnout restrictions under the Sponsor Earnout Letter. (ix) 650,000 shares of common stock underlying private placement units held by the Sponsor, BRPI is the sole member of the Sponsor and is a wholly-owned subsidiary of B. Riley Financial, BRC Partners Management GP, LLC (“BRPGP”) is the general partner of BRC, B. Riley Capital Management, LLC (“BRCM”) is the parent company of BRPGP and B. Riley Financial is the parent company of each of BRCM and BRS. B. Riley Financial has voting and dispositive power over the securities held by each of BRPI, BRS and BRC. Bryant Riley is the Chairman and Co-Chief Executive Officer of B. Riley Financial and has voting and dispositive power over the securities held by B. Riley Financial. Each of BRPI and Mr. Riley disclaims beneficial ownership over any securities directly held by the Sponsor, BRS or BRC other than to the extent of any pecuniary interest he or it may have therein, directly or indirectly. The address for this stockholder is 11100 Santa Monica Blvd, Suite 800, Los Angeles, CA 90025.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is set forth in the Prospectus in the section titled “Management,” which is incorporated herein by reference.

Executive Compensation

Information with respect to the executive compensation of the Company’s executive officers and directors after the Closing is described in the Prospectus in the sections titled “Executive Compensation - Eos” incorporated herein by reference.

At the Special Meeting, the stockholders of the Company approved the Incentive Plan. The description of the Incentive Plan set forth in Item 5.02 of this Current Report is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.10 to this Current Report and is incorporated by reference herein. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

Certain Relationships and Related Transactions

Information with respect to certain relationships and related party transactions of the Company is described in the Prospectus in the section titled “Certain Relationships and Related Person Transactions,” which is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Prospectus titled “Eos’s Business – Legal Proceedings,” which is incorporated herein by reference.

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Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

As a result of the Closing, BMRG’s units have automatically separated into the component securities and, as a result, are no longer traded as a separate security and have been delisted. On November 17, 2020, our Common Stock and public warrants began trading on Nasdaq under the trading symbols “EOSE” and “EOSEW,” respectively. As of the Closing, there were approximately 47 holders of record of the Company’s common stock and approximately 2 holders of record of the Company’s warrants to purchase common stock.

We have not paid any cash dividends on shares of our common stock to date. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Prospectus in the section titled “Description of Securities,” which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which is incorporated herein by reference.

Changes in Accountants

Reference is made to the disclosure contained in Item 4.01 of this Current Report, which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure contained in Item 3.02 of this Current Report concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth under Item 5.02 of this Current Report, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Certain annual and quarterly financial information regarding Eos OpCo is included in the Prospectus, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Eos”, which is incorporated herein by reference. The disclosure contained in Item 2.01 of this Current Report is also incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On November 16, 2020, immediately prior to the Closing, BMRG issued to a number of purchasers (each, a “PIPE Investor”) an aggregate of 4,000,000 shares of BMRG’s Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $40,000,000, pursuant to separate subscription agreements (each, a “Subscription Agreement”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The shares of Class A common stock issued to the PIPE Investors pursuant to the Subscription Agreements were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

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Upon the Closing, (i) all shares of BMRG’s Class B common stock were reclassified to Class A common stock; and (ii) immediately following this reclassification, all shares of BMRG’s Class A common stock were reclassified to our common stock. The shares of Class A common stock issued upon reclassification of the Class B common Stock were not registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

The securities issued to the former equityholders of Eos HoldCo pursuant to the Merger Agreement have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Item 2.01 of this Current Report discusses the transactions contemplated by the Merger Agreement, and is incorporated herein by reference.

The PIPE Shares issued to the PIPE Investors pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Item 1.01 of this Current Report discusses the transactions contemplated by the Subscription Agreements, and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Amended and Restated Certificate of Incorporation

Upon the Closing, BMRG’s second amended and restated certificate of incorporation, dated May 19, 2020, was replaced with the Amended Certificate, which, among other things:

(a)	changes the Registrant’s name to “Eos Energy Enterprises, Inc.” from “B. Riley Principal Merger Corp. II”;

(b)	increases the authorized capital stock from 126,000,000 shares, which consisted of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, to 201,000,000 shares, which consists of 200,000,000 shares of common stock, and 1,000,000 shares of preferred stock;

(c)	provides that any amendment to certain provisions of the Company’s charter and any amendment to the Company’s bylaws will require the approval of the holders of at least 66⅔% of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors;

(d)	provides that the Company opts out of Section 203 of the Delaware General Corporation Law, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates

(e)	provides that certain amendments to and actions under the Amended Certificate are subject to the director nomination agreement, dated November 16, 2020, between the Company and the other parties thereto (the “Director Nomination Agreement”);

(f)	changes the classification of the board of directors from two classes to three classes of directors, with each class elected for staggered terms; and

(g)	provides for a waiver of the doctrine of corporate opportunities for (i) any director of the Company who is not an employee of the Company or any of its subsidiaries or (ii) any person with the right to designate any such director pursuant to the Director Nomination Agreement (or any of such person’s affiliates or its or their respective successors, principals, directors, officers, members, managers or employees).

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The stockholders of BMRG approved the Amended Certificate at the Special Meeting. This summary is qualified in its entirety by reference to the text of the Amended Certificate, which is included as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Amended and Restated Bylaws

Upon the Closing, BMRG’s bylaws were amended and restated to be consistent with our Amended Certificate and to make certain other changes that our board of directors deems appropriate for a public operating company. This summary is qualified in its entirety by reference to the text of the amended and restated bylaws, which are included as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

Marcum LLP (“Marcum”) served as the independent registered public accounting firm for BMRG from its inception through the Closing. The firm of Deloitte & Touche LLP (“Deloitte”) served as the independent registered public accounting firm for privately-held Eos OpCo prior to the Business Combination.

On November 13, 2020, the Board of Directors approved the engagement of Deloitte, and the dismissal of Marcum, as the Company’s independent registered public accounting firm, effective as of the Closing. Accordingly, Marcum was informed that it would be dismissed as the Company’s independent registered public accounting firm effective as of the Closing. On November 16, 2020, Marcum’s dismissal was effective.

The report of Marcum on BMRG's, the Company’s legal predecessor, balance sheet as of December 31, 2019 and the statements of operations, changes in stockholders’ equity and cash flows for the period from June 3, 2019 (inception) to December 31, 2019, which included an explanatory paragraph as to the Company’s ability to continue as a going concern, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from June 3, 2019 (inception) to December 31, 2019, and subsequent interim period through November 16, 2020, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on BMRG’s financial statements for such period.

During the period from June 3, 2019 (inception) to December 31, 2019, and subsequent interim period through November 16, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Eos OpCo provided Marcum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Current Report and requested that Marcum furnish a letter addressed to the Commission, which is included as Exhibit 16.1 to this Current Report, stating whether it agrees with these disclosures, and, if not, stating the respects in which it does not agree.

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Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the disclosure in the Prospectus in the section titled “Summary of the Prospectus-The Business Combination,” which is incorporated herein by reference. Further reference is made to the information contained in “Introductory Note” above and in Item 2.01 of this Current Report, which are incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were approximately 49,813,547 million shares of the Company’s common stock issued and outstanding and warrants to purchase approximately 9,075,000 million shares of the Company’s common stock issued and outstanding. The number of shares of common stock outstanding includes 29,730,341 shares issued to former Eos unitholders in the Business Combination, which was calculated as 30 million shares less the in-the-money value of pre Business Combination outstanding options to purchase Eos equity, based on the effective per-unit price of the Business Combination.At that time, our executive officers and directors and their affiliated entities held approximately 20% of our outstanding shares of our common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

The following persons are serving as executive officers and directors following the Closing. For biographical information concerning the executive officers and directors, see the disclosure in the Prospectus in the sections titled “Management,” which is incorporated herein by reference.

Name	Age	Position
Joe Mastrangelo	51	Chief Executive Officer and Class II Director
Sagar Kurada	42	Chief Financial Officer
Mack Treece	61	Chief Strategic Alliances Officer
Dr. Balakrishnan G. Iyer	46	Chief Commercial Officer
Daniel Shribman	36	Class III Director
Russ Stidolph	45	Class III Director
Dr. Krishna Singh	73	Class III Director
Alex Dimitrief	61	Class II Director
Andrey Zibelman	63	Class I Director
Mariam “Mimi” Walters	58	Class I Director

Effective upon the Closing, all executive officers and directors of BMRG, other than Daniel Shribman, resigned as executive officers and directors of BMRG.

Indemnity Agreements

Item 1.01 of this Current Report discusses the indemnification agreements entered into between the Company and each of its directors and executive officers, and is incorporated herein by reference.

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2020 Equity Incentive Plan

At the Special Meeting, the BMRG stockholders considered and approved the B. Riley Principal Merger Corp. II 2020 Equity Incentive Plan (the “Incentive Plan”) and reserved 6,000,000 shares of common stock for issuance thereunder; provided that the total number of shares that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares equal to one percent (1%) of the total outstanding shares of common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. The Incentive Plan was previously approved, subject to stockholder approval, by BMRG’s board of directors on October 15, 2020. The Incentive Plan became effective immediately upon the Closing of the Business Combination. A committee of at least two people appointed by our Board (or, if no such committee has been appointed, our Board) (the “Committee”) will administer the Incentive Plan. The maximum aggregate grant-date fair value of awards granted and cash fees paid to any non-employee director pursuant to the Incentive Plan during any fiscal year may not exceed a total value of $500,000, provided that the non-employee directors who are considered independent (under the rules of The Nasdaq Stock Market or other securities exchange on which shares of our common stock are traded) may make exceptions to this limit for a non-executive chair of our Board, if any, in which case the non-employee director receiving the additional compensation may not participate in the decision to award that compensation. Shares of common stock underlying awards under the Incentive Plan that are forfeited, cancelled, expire unexercised or are settled in cash will be available again for new awards under the Incentive Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the Incentive Plan, the number of shares of common stock covered by awards then outstanding under the Incentive Plan, the limitations on awards under the Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

A more complete summary of the terms of the Incentive Plan is set forth in the Proxy Statement in the section entitled “The Incentive Plan Proposal,” which is incorporated by reference herein. That summary and the foregoing description are qualified in their entirety by reference to the text of the Incentive Plan, which is filed as Exhibit 10.10 hereto and incorporated herein by reference.

Employment Agreements

Eos OpCo entered into Employment Agreements with Mr. Mastrangelo and Mr. Treece, effective as of June 22, 2020 and June 1, 2020, respectively. For additional information, see the disclosure in the Prospectus in the section entitled “Executive Compensation — Employment Agreements,” which is incorporated herein by reference.

The descriptions of the employment agreements incorporated herein with respect to each of Messrs. Mastrangelo and Treece do not purport to be complete and are qualified in their entirety by the terms and conditions of the employment agreements, which are included as Exhibits 10.11 and 10.12, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(a)-(b) Financial Statements.

Information responsive to Item 9.01(a) and (b) of Form 8-K is set forth in the financial statements included in the Prospectus beginning on page F-1.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2020 and the unaudited pro forma condensed combined statement of operations for the Company for the year ended December 31, 2019 are set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

The consolidated financial statements of Eos OpCo, as of December 31, 2019 and 2018, and as of September 30, 2020 and for the years ended December 31, 2019 and 2018 and the nine months ended September 30, 2020, the related notes and report of independent registered public accounting firm thereto are set forth in the Prospectus beginning on page F-31 and are incorporated herein by reference.

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The consolidated financial statements of BMRG (i) as of December 31, 2019, (ii) as of September  30, 2020 (unaudited), (iii) for three months ended September 30, 2020 and 2019, and nine months ended September  30, 2020, (iv) for the period from June 3, 2019 (Inception) through September 30, 2019 (v) for the year ended December 31, 2019 , and (vi) the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-2 and are incorporated herein by reference.

(d) Exhibits—

Exhibit		Incorporated by Reference
Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date

2.1†	Agreement and Plan of Merger, dated as of September 7, 2020, by and among the Company, BMRG Merger Sub, LLC, BMRG Merger Sub II, LLC, Eos Energy Storage LLC, New Eos Energy LLC and AltEnergy Storage VI, LLC (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on September 8, 2020).	Form 8-K	File No. 001-39291	2.1	September 8, 2020

3.1*	Third Amended and Restated Certificate of Incorporation of the Company

3.2*	Amended and Restated Bylaws of the Company

4.1*	Specimen Common Stock Certificate

4.2*	Specimen Warrant Certificate

4.3	Warrant Agreement, dated May 19, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company	Form S-1/A	File No. 001-39291	4.4	May 22, 2020

10.1	Business Combination Marketing Agreement, dated as of May 19, 2020 by and between the Registrant and B. Riley FBR, Inc.	Form 8-K	File No. 001-39291	1.2	May 22, 2020

10.2	Letter Agreement, dated May 19, 2020, by and among the Registrant, its officers, its directors and B. Riley Principal Sponsor Co. II, LLC	Form 8-K	File No. 001-39291	10.1	May 22, 2020

10.3	Investment Management Trust Agreement, dated May 19, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company	Form 8-K	File No. 001-39291	10.2	May 22, 2020

10.4	Registration Rights Agreement, dated May 19, 2020, by and between the Registrant, B. Riley Principal Sponsor Co. II, LLC and the Registrant’s independent directors	Form 8-K	File No. 001-39291	10.3	May 22, 2020

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10.5	Private Placement Units Purchase Agreement, dated May 19, 2020, by and between the Registrant and B. Riley Principal Sponsor Co. II, LLC	Form 8-K	File No. 001-39291	10.4	May 22, 2020

10.6	Administrative Support Agreement, dated May 19, 2020, by and between the Registrant and B. Riley Corporate Services, Inc.	Form 8-K	File No. 001-39291	10.6	May 22, 2020

10.7*	Form of Subscription Agreement

10.8*	Sponsor Earnout Letter

10.9*	Registration Rights Agreement, dated November 16, 2020, by and among the Company and the securityholders party thereto.

10.10*	B. Riley Principal Merger Corp. II 2020 Incentive Plan

10.11*	Employment Agreement, dated June 22, 2020, by and between the Company and Joe Mastrangelo

10.12*	Employment Agreement, dated June 1, 2020, by and between the Company and Mack Treece

10.13*	Form of Indemnity Agreement

16.1*	Letter from Marcum LLP to the SEC, dated November 20, 2020

21.1*	Subsidiaries of the Company

99.1*	Unaudited Pro Forma Condensed Financial information of the Company

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: November 20, 2020	By:	/s/ Sagar Kurada
		Name:	Sagar Kurada
		Title:	Chief Financial Officer

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Exhibit 3.1

Third AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
B. RILEY PRINCIPAL MERGER CORP. II

November 16, 2020

B. Riley Principal Merger Corp. II, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “B. Riley Principal Merger Corp. II”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 3, 2019 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on February 4, 2020. A Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on May 19, 2020.

2. This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which both restates and amends the provisions of the Second Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. This Third Amended and Restated Certificate shall become effective in accordance with the DGCL on the date of filing with Secretary of State of Delaware (the “Effective Time”).

4. The text of the Second Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

Article I
NAME

The name of the corporation is Eos Energy Enterprises, Inc. (the “Corporation”).

Article II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

Article IV
CAPITALIZATION

Section 4.1 Reclassification; Authorized Capital Stock.

(a) Effective upon the Effective time, (i) each share of Class A Common Stock, par value $0.0001 per share, of the Corporation that was issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Class A Common”) shall automatically and immediately be reclassified into one share of Common Stock (as defined below), and (ii) each share of Class B Common Stock, par value $0.0001 per share, of the Corporation that was issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Class B Common”) shall automatically and immediately be reclassified into one share of Common Stock, in each case, without further action of any holder of the Old Class A Common or Old Class B Common.

(b) The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 201,000,000 shares, consisting of (a) 200,000,000 shares of common stock (the “Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

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(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Article V
BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, and subject to the terms of the Director Nomination Agreement, dated as of November 16, 2020, by and among the Corporation and the other parties thereto (as it may be amended and/or restated, the “Director Nomination Agreement”), shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I (“Class I Directors”), Class II (“Class II Directors”) or Class III (“Class III Directors”). The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the Effective Time, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the Effective Time, and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the Effective Time. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the Effective Time, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes (and therefore such classification) at the Effective Time, in each case, in accordance with the DGCL and the terms of the Director Nomination Agreement.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

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Section 5.3 Newly Created Directorships and Vacancies. Subject to the terms of the Director Nomination Agreement and to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to the terms of the Director Nomination Agreement and to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, in the event that a stockholder party to the Director Nomination Agreement provides notice to the Corporation to remove a director designated by such stockholder pursuant to the terms of the Director Nomination Agreement, whether such removal is with or without cause, the Corporation may take all steps necessary to cause such removal, to the extent permitted by applicable law, and such director may be removed with or without cause.

Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Section 5.6 Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.

Article VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws, provided, however, that so long as the Director Nomination Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of the Bylaws, or the adoption of any new bylaw of the Corporation, that would be contrary to or inconsistent with the terms of the Director Nomination Agreement. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted. Notwithstanding the foregoing, so long as the Director Nomination Agreement remains in effect, neither the Board nor the stockholders of the Corporation may not approve any amendment, alteration or repeal of any provision of the Bylaws, or the adoption of any new bylaw of the Corporation, that would be contrary to or inconsistent with the terms of the Director Nomination Agreement without the written consent of the parties to the Director Nomination Agreement. Notwithstanding the foregoing, nothing in the Bylaws shall be deemed to limit the ability of the parties to the Director Nomination Agreement to amend, alter or repeal any provision of the Director Nomination Agreement pursuant to the terms thereof; provided that no amendment to the Director Nomination Agreement (whether or not such amendment modifies any provision of the Director Nomination Agreement to which the Bylaws are subject) shall amend the Bylaws.

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Article VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Annual Meetings. Except as otherwise expressly provided by law, the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined exclusively by resolution of the Board in its sole and absolute discretion.

Section 7.2 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.4 No Action by Written Consent. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

Article VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (any such person, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as such a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2: (i) shall be contract rights; (ii) shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; and (iii) shall not be conditioned upon any prior determination that an indemnitee is entitled to indemnification under this Section 8.2 with respect to the related proceeding. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

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Article IX
CORPORATE OPPORTUNITY

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section 122(17) of the DGCL. As used herein, an “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries or (ii) any person with the right to designate any such director pursuant to the Director Nomination Agreement (or any of such person’s Affiliates or its or their respective successors, principals, directors, officers, members, managers or employees) (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, such Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation, and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue. Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any Covered Person existing at the time of such amendment, repeal or modification. For purposes of this Article IX, “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

Article X
AMENDMENT OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate or the Bylaws, and notwithstanding that a lesser percentage or vote may be permitted from time to time by applicable law, no provision of Article IV, Article V, Article VI, Article VIII, Article IX and this Article X (except by virtue of a filing of a Preferred Stock Designation, but subject to any vote required by law or by other provisions of this Third Amended and Restated Certificate with respect to such Preferred Stock Designation) may be altered, amended or repealed in any respect, nor may any provision of this Third Amended and Restated Certificate or of the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Third Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved at a meeting of the stockholders called for that purpose by the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that so long as the Director Nomination Agreement remains in effect, no provision of this Third Amended and Restated Certificate may be amended, altered or repealed in any manner that would be contrary to or inconsistent with the terms of the Director Nomination Agreement.

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Article XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 11.1 will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.1.

Section 11.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3 Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

Article XII
SECTION 203 OF THE DGCL

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto, and the restrictions contained in Section 203 of the DGCL shall not apply to the Corporation.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, B. Riley Principal Merger Corp. II has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

B. Riley Principal Merger Corp. II

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Third Amended and Restated Certificate of Incorporation]

Exhibit 3.2

BY LAWS

OF

EOS ENERGY ENTERPRISES, INC.

(THE “CORPORATION”)

ARTICLE I.
OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II.
STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3 Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) provided for in the Director Nomination Agreement, dated as of November 16, 2020 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Nomination Agreement”) (with respect to nomination s of persons for election to the Board of Directors Only), (ii) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (iii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iv) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws. Except as otherwise provided in the Certificate of Incorporation, no action shall be taken by the stockholders by written consent or by electronic transmission.

ARTICLE III.
DIRECTORS

Section 3.1 Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Subject to the terms of the Director Nomination Agreement, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) pursuant to the terms of the Director Nomination Agreement, (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

(g) Notwithstanding anything to the contrary contained in this Section 3.2, for as long as the Nomination Agreement remains in effect, the stockholders party to the Director Nomination Agreement who are entitled to designate a director pursuant to its terms shall not be subject to the notice provisinos set forth in Section 3.2(b), Section 3.2(c) or Section 3.2(d) with respect to any annual or special meeting of stockholders.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV.
BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V.
COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

ARTICLE VI.
OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Presidents, Vice Presidents, Partners, Managing Directors, Senior Managing Directors, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII.
SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII.
INDEMNIFICATION

Section 8.1 Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9 Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX.
MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments. The Board shall have the power to adopt, amend, alter or repeal the By Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7)of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

Exhibit 4.1

NUMBER C-	SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 29415C 101

EOS ENERGY ENTERPRISES, INC.

COMMON STOCK

THIS CERTIFIES THAT                   is the owner of                     fully paid and non-assessable shares of common stock, par value $0.0001 per share (the “Common Stock”), of Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

EOS ENERGY ENTERPRISES, INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Third Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                    hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

Exhibit 4.2

Form of Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

eOS ENERGY ENTERPRISES, INC.

Incorporated Under the Laws of the State of Delaware

CUSIP __________

Warrant Certificate

This Warrant Certificate certifies that              , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of common stock, $0.0001 par value per share (“Common Stock”), of Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”). Each whole Warrant entitles the holder, upon exercise during the Exercise Period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Warrant Price per share of Common Stock for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

EOS ENERGY ENTERPRISES, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

2

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of May 19, 2020 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

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Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                 shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Eos Energy Enterprises, Inc. (the “Company”) in the amount of $            in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                 , whose address is                 and that such shares of Common Stock be delivered to whose address is                 . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of                 , whose address is and that such Warrant Certificate be delivered to                 , whose address is                 .

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of                 , whose address is                 and that such Warrant Certificate be delivered to                 , whose address is                 .

[Signature Page Follows]

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Date: , 20
(Signature)

(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

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Exhibit 10.7

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [●], 2020, by and between B. Riley Principal Merger Corp. II, a Delaware corporation (“BMRG”), and the undersigned subscriber (the “Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, BMRG is entering into an agreement (the “Business Combination Agreement”) for a business combination (the “Business Combination”) with Eos Energy Storage LLC, a Delaware limited liability company (the “Target”);

WHEREAS, in connection with the Business Combination, the Subscriber desires to subscribe for and purchase from BMRG, immediately prior to the consummation of the Business Combination, that number of shares of BMRG’s Class A common stock, par value $0.0001 per share (“Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”), for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), in a private placement (the “Private Placement”), and BMRG desires to issue and sell to the Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to BMRG; and

WHEREAS, concurrently with the execution of this Subscription Agreement, BMRG is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with the Subscriber, the “Subscribers”), pursuant to which such investors have agreed to purchase on the closing date of the Business Combination (the “Closing Date”), inclusive of the Subscribed Shares, an aggregate amount of up to [ ] shares of Common Stock, at the Per Share Price (the “Other Subscribed Shares” and, together with the Subscribed Shares, the “Collective Subscribed Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), the Subscriber hereby agrees to subscribe for and purchase, and BMRG hereby agrees to issue and sell to the Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date immediately prior to the consummation of the Business Combination.

(b) At least five (5) Business Days before the anticipated Closing Date, BMRG shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to BMRG. No later than two (2) Business Days after receiving the Closing Notice, the Subscriber shall deliver to BMRG such information as is reasonably requested in the Closing Notice in order for BMRG to issue the Subscribed Shares to the Subscriber. The Subscriber shall deliver to BMRG, on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after BMRG or its transfer agent (the “Transfer Agent”) delivers evidence of the issuance to the Subscriber of the Subscribed Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by BMRG to the Subscriber of (i) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) written notice from BMRG or the Transfer Agent evidencing the issuance to the Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Business Combination does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, BMRG shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by the Subscriber to BMRG by wire transfer in immediately available funds to the account specified by the Subscriber, and any book entries showing the Subscriber as the owner of the Subscribed Shares shall be deemed cancelled. BMRG’s obligation under the immediately preceding sentence shall survive any termination of this Agreement. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

3. Closing Conditions.

(a) The Closing shall be subject to the satisfaction or valid waiver by BMRG, on the one hand, and such Subscriber, on the other hand, of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii) all conditions precedent to the closing of the Business Combination, including the approval of BMRG’s stockholders, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination, including without limitation as a result of the Private Placement).

(b) The obligation of BMRG to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or valid waiver by BMRG of the additional conditions that, on the Closing Date, with respect to the Subscriber:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) as of such specified date); and

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The obligation of the Subscriber to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of BMRG contained in this Subscription Agreement shall be true and correct in all material respects (other than the representations and warranties that are qualified as to materiality or BMRG Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all material respects (other than the representations and that are qualified as to materiality or BMRG Material Adverse Effect, which representations and warranties shall be true in all respects) as of such specified date); and

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(ii) BMRG shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(d) Prior to or at the Closing, the Subscriber shall deliver to BMRG a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. BMRG Representations and Warranties. BMRG represents and warrants to the Subscriber that:

(a) BMRG is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Subscribed Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under BMRG’s amended and restated certificate of incorporation (as amended) or under the laws of the State of Delaware.

(c) This Subscription Agreement has been duly executed and delivered by BMRG and, assuming the due authorization, execution and delivery of the same by the Subscriber, is the valid and legally binding obligation of BMRG, enforceable against BMRG in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by BMRG with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of BMRG pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which BMRG is a party or by which BMRG is bound or to which any of the property or assets of BMRG is subject, which would have a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of BMRG, taken as a whole, or the ability of BMRG to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares (a “BMRG Material Adverse Effect”); (ii) the organizational documents of BMRG; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over BMRG or any of its properties that would have a BMRG Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Subscriber, BMRG is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange (the “NYSE”) or The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance by BMRG of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) if applicable, the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (iv) a filing with the SEC of a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, (v) filings or approvals required by the NYSE or Nasdaq, (vi) those required to consummate the Business Combination as provided by the Business Combination Agreement, (vii) the filing of notification under the Hart Scott Rodino Antitrust Improvements Act of 1976, if applicable, and (viii) those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a BMRG Material Adverse Effect.

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(f) The authorized and issued capital stock of BMRG are as set forth in BMRG’s prospectus filed pursuant to Rule 424(b)(4) on May 20, 2020 (the “Prospectus”). All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as set forth in the Prospectus, other subscription agreements for the Private Placement and the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from BMRG any shares of Common Stock or other equity interests in BMRG (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests.

(g) BMRG has made available to the Subscriber (including via the SEC’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by BMRG with the SEC since its initial public offering (“IPO”). None of BMRG’s filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) The issued and outstanding shares of BMRG’s Common Stock (which prior to the closing of the Business Combination is named Class A common stock and upon such closing will be renamed common stock) are registered pursuant to Section 12(b) of the Exchange Act and are currently listed for trading on the NYSE under the symbol “BMRG.” Other than as has been disclosed by BMRG in its filings with the SEC, there is no suit, action, proceeding or investigation pending or, to the knowledge of BMRG, threatened against BMRG by the NYSE or the SEC with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the NYSE.

(i) BMRG is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, none of BMRG, any person on behalf of BMRG, including without limitation B. Riley FBR, Inc. and any other placement agent for the sale of the Subscribed Shares (each a “Placement Agent”), or any of BMRG’s affiliates (collectively, the “BMRG Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to BMRG, this offering or the Business Combination, and the BMRG Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Subscriber in Section 6 and in any certificate or agreement delivered pursuant hereto, BMRG specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Subscriber Party (as defined below).

6. Subscriber Representations and Warranties. The Subscriber represents and warrants to BMRG that:

(a) The Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly executed and delivered by the Subscriber, and assuming the due authorization, execution and delivery of the same by BMRG, this Subscription Agreement shall constitute the valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 1 of this Subscription Agreement.

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(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by the Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber pursuant to the terms of, (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject; (ii) the organizational documents of the Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares (a “Subscriber Material Adverse Effect”).

(d) The Subscriber (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if the Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) and the Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided BMRG with the requested information on Schedule A following the signature page hereto). The Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(e) The Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. The Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act, except (i) to BMRG or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Subscribed Shares shall contain a legend to such effect. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(f) The Subscriber understands and agrees that the Subscriber is purchasing the Subscribed Shares directly from BMRG. The Subscriber further acknowledges that there have not been, and the Subscriber is not relying on, any representations, warranties, covenants or agreements made to the Subscriber by BMRG, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of BMRG included in this Subscription Agreement.

(g) In making its decision to purchase the Subscribed Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by BMRG (other than as set forth herein) or any Placement Agent concerning BMRG, the Business Combination or the Subscribed Shares. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to BMRG, the Business Combination and the Target. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. The Subscriber acknowledges that certain information provided by BMRG was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(h) The Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between the Subscriber and BMRG or by means of contact from any Placement Agent, and the Subscribed Shares were offered to the Subscriber solely by direct contact between the Subscriber and BMRG or by contact between the Subscriber and any Placement Agent. The Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that BMRG represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

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(i) The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Subscriber has had an opportunity to seek, and has sought, such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(j) The Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in BMRG. The Subscriber acknowledges specifically that a possibility of total loss exists.

(k) The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l) The Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof the Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of BMRG.

(m) The Subscriber acknowledges and agrees that the book-entry position representing the Subscribed Shares (or each certificate representing such securities if subsequently requested and obtained by the Subscriber) will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

(n) The Subscriber’s acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(o) If the Subscriber is not a U.S. person as defined in Rule 902 under the Securities Act or a United States person as defined in the Code, the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Subscribed Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Subscribed Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Subscribed Shares. The Subscriber’s subscription and payment for and continued beneficial ownership of the Subscribed Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

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(p) The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Subscriber also represents that, to the extent required, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Subscribed Shares were legally derived.

(q) The Subscriber acknowledges that in connection with the offer and sale of the Subscribed Shares, (i) no disclosure or offering document has been delivered to the Subscriber by any Placement Agent or any of their respective affiliates and (ii) no Placement Agent has acted as the Subscriber’s financial advisor or fiduciary.

(r) Except for the specific representations and warranties contained in this Section 6 and in any certificate or agreement delivered pursuant hereto, none of the Subscriber nor any person acting on behalf of the Subscriber nor any of the Subscriber’s affiliates (the “Subscriber Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Subscriber and this offering, and the Subscriber Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by BMRG in Section 5 of this Subscription Agreement and in any certificate or agreement delivered pursuant hereto, the Subscriber specifically disclaims that it, or anyone on its behalf, is relying upon any representations or warranties that may have been made by BMRG or any person acting on behalf of BMRG or any of BMRG’s affiliates.

(s) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(t) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither BMRG, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

7. Registration of Subscribed Shares.

(a) BMRG agrees that, prior to the Closing Date, BMRG will file with the SEC (at BMRG’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and BMRG shall use its commercially reasonable efforts to have the Registration Statement declared effective upon the Closing, but no later than sixty (60) calendar days following the Closing Date (the “Effectiveness Deadline”), provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and receives comments from, the SEC. BMRG will provide a draft of the Registration Statement to the Subscriber for review at least two (2) business days in advance of filing the Registration Statement. Notwithstanding the foregoing, if the SEC prevents BMRG from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the SEC. In such event, the number of Subscribed Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. BMRG agrees that BMRG will cause such Registration Statement to remain effective until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the Subscriber can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold.

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(b) BMRG further agrees that, in the event that the Registration Statement has not been declared effective by the Effectiveness Deadline (a “Registration Default” and the date on which such Registration Default occurs, a “Default Date”), then in addition to any other rights may have hereunder or under applicable law, on the Default Date and on each monthly anniversary of such Default Date (if the Registration Default shall not have been cured by such date) until the Registration Default is cured, BMRG shall pay to Subscriber an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the Purchase Price paid by Subscriber pursuant to this Subscription Agreement for any Subscribed Shares held by Subscriber on the Default Date; provided, however, that if Subscriber fails to provide BMRG with any information requested by BMRG that is required to be provided in such Registration Statement with respect to such Subscriber as set forth herein, then, for purposes of this Section 7, the Effectiveness Deadline shall be extended until two (2) Business Days following the date of receipt by BMRG of such required information from Subscriber; and in no event shall BMRG be required hereunder to pay to such Subscriber pursuant to this Subscription Agreement an aggregate amount that exceeds 12.0% of the Purchase Price paid by Subscriber for its Subscribed Shares. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. BMRG shall deliver the cash payment to Subscriber with respect to any Liquidated Damages by the fifth Business Day after the date payable. If BMRG fails to pay said cash payment to Subscriber in full by the fifth Business Day after the date payable, BMRG will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to Subscriber, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude Subscriber from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 7 in accordance with applicable law.

(c) For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, BMRG will file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to BMRG), as applicable, qualify the Subscribed Shares for listing on the applicable stock exchange, and update or amend the Registration Statement as necessary to include the Subscribed Shares. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Subscribed Shares to BMRG (or its successor) upon request to assist BMRG in making the determination described above. BMRG’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to BMRG such information regarding the Subscriber, the securities of BMRG held by the Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by BMRG to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as BMRG may reasonably request that are customary of a selling stockholder in similar situations. The Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. BMRG may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of BMRG or would require premature disclosure of information that could materially adversely affect BMRG (each such circumstance, a “Suspension Event”); provided, that, (i) BMRG shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (ii) BMRG shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from BMRG (which notice shall not contain any material non-public information regarding BMRG) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which BMRG agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by BMRG that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by BMRG unless otherwise required by law or subpoena. If so directed by BMRG, the Subscriber will deliver to BMRG or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

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(d) BMRG shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Subscriber, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by BMRG of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to BMRG by the Subscriber expressly for use therein. BMRG shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which BMRG is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by the Subscriber. Notwithstanding the forgoing, BMRG’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of BMRG (which consent shall not be unreasonably withheld or delayed).

(e) The Subscriber shall, severally and not jointly with any other subscriber in this offering, indemnify and hold harmless BMRG, its directors, officers, agents and employees, each person who controls BMRG (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to BMRG by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. The Subscriber shall notify BMRG promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Subscriber is aware. Notwithstanding the forgoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld or delayed).

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8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms and (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. BMRG shall promptly notify the Subscriber of any termination of the Business Combination Agreement promptly after the termination thereof.

9. Additional Agreements and Waivers of the Subscriber.

(a) The Subscriber hereby acknowledges that BMRG has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of BMRG’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of BMRG entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with BMRG, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 9(a) shall be deemed to limit the Subscriber’s right to distributions from the Trust Account in accordance with BMRG’s amended and restated certificate of incorporation in respect of Common Stock of BMRG acquired by any means other than pursuant to this Subscription Agreement.

(b) The Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales or engage in other hedging transactions of any kind with respect to securities of BMRG during the period of the date of this Subscription Agreement through the Closing.

(c) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

10. Miscellaneous.

(a) All notices and other communications given or made pursuant to this Subscription Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to BMRG shall be sent to: 299 Park Avenue, 21st Floor, New York, New York 10171, Attn: Daniel Shribman, email: dshribman@brileyfin.com, with a copy to BMRG’s counsel at: White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Joel L. Rubinstein, Esq., email: joel.rubinstein@whitecase.com.

10

All communications to the Subscriber shall be sent to the Subscriber’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b) Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to BMRG or to any Placement Agent may be transferred or assigned.

(c) BMRG may request from the Subscriber such additional information as BMRG may deem necessary to evaluate the eligibility of the Subscriber to acquire the Subscribed Shares, and the Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(d) The Subscriber acknowledges that BMRG and any Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify BMRG if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. The Subscriber agrees that the purchase by the Subscriber of the Subscribed Shares from BMRG at the Closing will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such purchase. The Subscriber further acknowledges and agrees that the Target and any Placement Agent are third-party beneficiaries of the representations and warranties of the Subscriber contained in Section 6 of this Subscription Agreement. BMRG acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, BMRG agrees to promptly notify the Subscriber if any of the acknowledgements, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. BMRG agrees that the sale by it of the Subscribed Shares to the Subscriber at the Closing will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such sale.

(e) Each of BMRG and the Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or termination is sought; provided, that, this Subscription Agreement may be amended, modified, waived or terminated with the written consent of BMRG and the Subscribers then holding a majority of the Collective Subscribed Shares then committed to be purchased at the Closing by (or, if after the Closing, then held by) all Subscribers (the “Required Subscribers”). Upon the effectuation of such waiver, modification, amendment or termination with the consent of the Required Subscribers in conformance with this Section 10(g), such amendment, modification, waiver or termination shall be binding on all Subscribers and effective as to all of the Subscription Agreements. BMRG shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) no amendment, modification or waiver shall be effective against any Subscriber unless such amendment, modification or waiver applies to all Subscribers equally, (ii) any amendment, modification or waiver that has a disproportionate effect on a Subscriber (considered apart from any disproportionate effect owing to the number of Subscribed Shares held by such Subscriber), shall require the consent of such Subscriber, (iii) any amendment to Section 5(h) or Section 7 of this Subscription Agreement shall require the consent of the undersigned Subscriber and (iv) any amendment to Section 5, Section 10(d), this Section 10(g) and Section 11 may not be amended, terminated or waived in a manner that is material and adverse to any Placement Agent without the written consent of such Placement Agent.

(h) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as specifically set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective permitted successor and assigns.

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(i) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) Except as otherwise provided in Section 10(d) of this Subscription Agreement, this Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. THE PARTIES (I) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SUBSCRIPTION AGREEMENT, (II) AGREE NOT TO COMMENCE ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SUBSCRIPTION AGREEMENT EXCEPT IN STATE COURTS OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND (III) HEREBY WAIVE, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SUBSCRIPTION AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(o) BMRG agrees that it will not, without the prior written consent of the Subscriber, use in advertising or otherwise use publicly the name of the Subscriber with respect to this Subscription Agreement; provided, however, that BMRG may identify the Subscriber (i) as required by applicable law, rule or regulation, including as may be required in any securities filings made in connection with the Business Combination and in the Registration Statement, (ii) in information and documents submitted to its stockholders seeking required consents or waivers to transactions or other actions that require such consent or waiver, and (iii) other non-public communications with third parties where disclosure of the capitalization of BMRG is required.

11. Exculpation. The Subscriber agrees that no other subscriber for shares of Common Stock of BMRG in connection with the Business Combination, nor any Placement Agent, shall be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection therewith. BMRG agrees that the Subscriber shall not be liable for any action taken or omitted to be taken by any other subscriber of shares of Common Stock in connection with the Business Combination.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of BMRG and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

B. RILEY PRINCIPAL MERGER CORP. II

By:
Name:
Title:

[Signature Page to BMRG Subscription Agreement]

SUBSCRIBER:

Print Name:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered (if different): _________________________

Number of Subscribed Shares subscribed for:	_____________________
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$____________________

[Signature Page to BMRG Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

This Schedule A must be completed and signed by the Subscriber and constitutes part of the Subscription Agreement

A.	ACCREDITED INVESTOR STATUS

(Please check the applicable boxes):

☐	The Subscriber is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act for one or more of the following reasons:

☐	The Subscriber is a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	The Subscriber is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	The Subscriber is an insurance company, as defined in Section 2(13) of the Securities Act.

☐	The Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	The Subscriber is a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	The Subscriber is a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	The Subscriber is a corporation, Massachusetts or similar business trust, limited liability company, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐	The Subscriber is a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	The Subscriber is a director or executive officer of BMRG.

☐	The Subscriber is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability.

☐	The Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	The Subscriber is an entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

A-1

B.	AFFILIATE STATUS

(Please check the applicable box)

The Subscriber:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of BMRG or acting on behalf of an affiliate of BMRG.

SUBSCRIBER:

Print Name:

By:
Name:
Title:

A-2

Exhibit 10.8

B. Riley Principal Merger Corp. II

299 Park Avenue

21st Floor

New York, New York 10171

November 16, 2020

B. Riley Principal Sponsor Co. II, LLC

299 Park Avenue

21st Floor

New York, New York 10171

Re: Earn Out

Dear Sir/Madam:

Reference is hereby made to (i) that certain Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”), by and among B. Riley Principal Merger Corp. II, a Delaware corporation (“Parent”), BMRG Merger Sub, LLC, a Delaware limited liability company, BMRG Merger Sub II, LLC, a Delaware limited liability company, Eos Energy Storage LLC, a Delaware limited liability company (the “Company”), and the other parties thereto, and (ii) that certain letter agreement, dated as of May 19, 2020 (the “Insider Letter”), by and among Parent, B. Riley FBR, Inc., and B. Riley Principal Sponsor Co. II, LLC, a Delaware limited liability company (“Sponsor”). Capitalized terms used herein but not otherwise defined shall have the respective meanings given to such terms in the Merger Agreement, except that “Transfer” and “Permitted Transferee” shall have the meaning given to such term in the Insider Letter.

Prior to the consummation of the actions contemplated by the Merger Agreement, Sponsor owns 4,295,000 shares of Class B common stock of Parent (the “Sponsor Class B Shares”). At the Closing, the Sponsor Class B Shares will be converted into an equal number of common shares of Parent (“Parent Shares”, and such 4,295,000 Parent Shares owned by Sponsor after giving effect to such conversion, the “Sponsor Shares”).

In connection with the Closing, the parties hereby agree that 1,718,000 Sponsor Shares (the “Earn Out Shares”) will be subject to certain restrictions as follows:

1.	Following the Closing, Sponsor shall not Transfer (other than a Transfer to a Permitted Transferee that has entered into a written agreement with Parent agreeing to be bound by the transfer restrictions herein) a block of 859,000 Sponsor Shares (the “Block A Sponsor Shares”) unless and until either (i) the closing share price of Parent Shares on the principal securities exchange or securities market on which the Parent Shares are then traded equals or exceeds $12.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period (as defined below) or (ii) a Change of Control (or a definitive agreement providing for a Change of Control having been entered into) during the Earn Out Period (each of clauses (i) and (ii), a “Block A Triggering Event”), unless, in the case of a Block A Triggering Event that is a Change of Control, the value of the consideration to be received by the holders of the Parent Shares in such Change of Control transaction is less than $12.00 per share. If a Block A Triggering Event does not occur during the period from (and excluding) the Closing Date to (and including) the day that is the fifth anniversary of the Closing Date (the “Earn Out Period”), the Block A Sponsor Shares shall be automatically forfeited and cancelled for no consideration.

2.	Following the Closing, Sponsor shall not Transfer (other than a Transfer to a Permitted Transferee that has entered into a written agreement with Parent agreeing to be bound by the transfer restrictions herein) an additional block of 859,000 Sponsor Shares (the “Block B Sponsor Shares”) unless and until either (i) the closing share price of Parent Shares on the principal securities exchange or securities market on which the Parent Shares are then traded equals or exceeds $16.00 per share for any 20 trading days within any consecutive 30-trading day period during the Earn Out Period or (ii) a Change of Control (or a definitive agreement providing for a Change of Control having been entered into) during the Earn Out Period (each of clauses (i) and (ii), a “Block B Triggering Event”, and together with a Block A Triggering Event, a “Triggering Event”), unless, in the case of a Block B Triggering Event that is a Change of Control, the value of the consideration to be received by the holders of the Parent Shares in such Change of Control transaction is less than $16.00 per share. If a Block B Triggering Event does not occur during the Earn Out Period, the Block B Sponsor Shares shall be automatically forfeited and cancelled for no consideration.

3.	Notwithstanding the foregoing or anything else herein to the contrary, if Parent shall, at any time or from time to time, after the date of the Merger Agreement effect a stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change or transaction affecting the outstanding Parent Shares, the numbers of Block A Sponsor Shares and Block B Sponsor Shares subject to the restrictions set forth in, and the stock price targets set forth in, paragraphs 1 and 2, shall be equitably adjusted for such stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change or transaction. Any adjustment under this paragraph 3 shall become effective at the close of business on the date the stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change or transaction becomes effective.

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4.	Any dividends or distributions payable with respect to the Block A Sponsor Shares or Block B Sponsor Shares during the Earn Out Period shall be paid into escrow by Parent. If a Block A Triggering Event or Block B Triggering Event occurs, the funds held in escrow (including any interest and investment income accrued thereon) in respect of the Block A Sponsor Shares and/or Block B Sponsor Shares, as applicable, shall be immediately disbursed in immediately available funds in U.S. dollars to an account specified in writing by Sponsor. If a Block A Triggering Event or a Block B Triggering Event does not occur during the Earn Out Period, the funds held in escrow (including any interest and investment income accrued thereon) in respect of the Block A Sponsor Shares or Block B Sponsor Shares, as applicable, shall be immediately disbursed in immediately available funds in U.S. dollars to an account specified in writing by Parent. The parties hereto agree that Sponsor and the Permitted Transferees to whom Sponsor Shares are Transferred shall be treated as the owners of the funds held in escrow for income tax purposes (in proportion to their ownership percentages) and will report all income, if any, that is earned on, or derived from, the funds held in escrow as income of Sponsor and such Permitted Transferees (in proportion to their ownership percentages), as applicable, in the taxable year in which such income is properly includable. Parent shall issue an IRS Form 1099 (or a similar form or notice) relating to such taxable income to and in the name of Sponsor and the Permitted Transferees to whom Sponsor Shares are Transferred until the termination of the escrow arrangement set forth in this paragraph 4. In order to permit Sponsor (or its direct or indirect beneficial owners) and the Permitted Transferees to whom Sponsor Shares are Transferred to satisfy their respective tax obligations with respect to such taxable income, Parent shall deliver to Sponsor and such Permitted Transferees an amount equal to 30% of the amount of such taxable income (“Tax Distribution”) (in proportion to their ownership percentages) during the period covered by and included on any Form 1099 (or similar form or notice) delivered to Sponsor and such Permitted Transferees. Payment of such Tax Distribution shall be made from the funds held in escrow solely to the extent of available funds.

5.	Notwithstanding anything to the contrary set forth herein, Sponsor or any Permitted Transferee of the Sponsor Shares may exercise all of its existing rights, powers and privileges with respect to the Sponsor Shares other than the Earn Out Shares to the extent specifically set forth herein.

6.	In the event of any Transfer to any Permitted Transferee, the Sponsor and such Permitted Transferee will be jointly and severally responsible for any violation of the transfer restrictions herein by such Permitted Transferee.

The parties hereto hereby agree that the provisions and obligations set forth in Sections 8.03 (Assignment), 8.04 (Severability), 8.06 (Entire Agreement), 8.07 (Counterparts; Electronic Delivery) and 8.08 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the Merger Agreement shall apply, mutatis mutandis, to this letter agreement.

[Signature page follows]

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Sincerely,

B. RILEY PRINCIPAL MERGER CORP. II

By:	/s/ Daniel Shribman
Name:	Daniel Shribman
Title:	Chief Executive Officer and Chief Financial Officer

Acknowledged and Agreed:

B. RILEY PRINCIPAL SPONSOR CO. II, LLC

By:	/s/ Kenneth Young
Name:	Kenneth Young
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of November, 16, 2020 by and among Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), each of the other persons listed on the signature pages hereto (each, a “Securityholder” and collectively, the “Securityholders”), and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement (together with the Securityholders, each a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, this Agreement is made and entered into in connection with the closing of the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”), by and among the Company, BMRG Merger Sub, LLC, a Delaware limited liability company, BMRG Merger Sub II, LLC, a Delaware limited liability company, Eos Energy Storage LLC, a Delaware limited liability company, New Eos Energy LLC, a Delaware limited liability company, and AltEnergy Storage VI, LLC, a Delaware limited liability company (“AltEnergy Demanding Holder”), in its capacity as the Securityholder Representative thereunder;

WHEREAS, pursuant to the Merger Agreement, the Company will issue to the Securityholders and other Holders shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), as consideration in the Business Combination;

WHEREAS, pursuant to the Merger Agreement, the Company agreed to register for resale under the Securities Act the shares of Common Stock issued to the Securityholders and other Holders; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, and the parties hereto shall set forth their agreement with respect to certain other matters, as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company (if not Joe Mastrangelo), after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

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“Affiliate” shall mean, with respect to any specified Holder, any person or entity who directly or indirectly, controls, is controlled by or is under common control with such Holder, including, without limitation, any general partner, managing member, officer, director or trustee of such Holder, or any investment fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Holder.

“Agreement” shall have the meaning given in the Preamble.

“AltEnergy Demanding Holder” shall have the meaning given in the Recitals.

“Blackout Period” shall have the meaning given in Section 3.4(b).

“Business Combination” shall have the meaning given in the Preamble.

“Business Day” shall mean any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Common Stock” shall have the meaning given in the Preamble.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Demanding Holder” shall have the meaning given in Section 2.2(a).

“Effectiveness Deadline” shall have the meaning given in Section 2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-3” shall have the meaning given in Section 2.4.

“Founder Holders” shall mean “Holders” as defined in the Founder Registration Rights Agreement.

“Founder Registrable Securities” shall mean “Registrable Securities” as defined in the Founder Registration Rights Agreement

“Founder Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of May 19, 2020, by and between the Company, B. Riley Principal Sponsor Co. II, LLC, a Delaware limited liability company, and the other parties thereto.

“Holders” shall have the meaning given in the Preamble.

“Lock-Up Period” shall mean the period ending on the earlier of (A) one year after the Closing Date or (B) subsequent to the Closing Date, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Maximum Number of Securities” shall have the meaning given in Section 2.2(b).

“Merger Agreement” shall have the meaning given in the Recitals.

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“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period or any other lock-up period, as the case may be, under this Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.3.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Common Stock issued by the Company to the Securityholders and any other Holders pursuant to the Merger Agreement and (b) any other equity security of the Company issued or issuable to any Holder with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any special audit and “comfort letters” required by or incident to such performance); and

(f) reasonable fees and expenses of one legal counsel selected by the Demanding Holders in connection with an Underwritten Offering.

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“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Suspension Period” shall have the meaning given in Section 3.4(a).

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean an offering in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Article II
REGISTRATIONS

Section 2.1 Registration Statement. The Company shall, as soon as practicable after the Closing Date, but in any event within forty-five (45) days after the Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.1 and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (a) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “review” the Registration Statement) after the Closing Date and (b) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 2.1 shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 2.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1, but in any event within three (3) Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 2.1 (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

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Section 2.2 Underwritten Offering.

(a) In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement, then the Company shall, upon the written demand of AltEnergy Demanding Holder or its designee (any such Holder, a “Demanding Holder”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by the Demanding Holder in consultation with the Company, and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. Such underwriting agreement shall be satisfactory in form and substance to the Company and the Demanding Holder. In addition, the Company shall give prompt written notice to each other Holder regarding such proposed Underwritten Offering, and such notice shall offer such Holders the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Holder may request. Each such Holder shall make such request in writing to the Company within five Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Holder.

(b) If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company and the Demanding Holder that the dollar amount or number of Registrable Securities that the Demanding Holder desires to sell, taken together with all other shares of Common Stock or other equity securities that the Company or any other Holder desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

(i) first, pro rata to (A) Registrable Securities of the Holders (including the Demanding Holders) who have elected to participate in the Underwritten Offering pursuant to Section 2.2(a) and (B) Founder Registrable Securities of Founder Holders exercising their rights to register their Founder Registrable Securities pursuant to the Founder Registration Rights Agreement, which can be sold without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), to shares of Common Stock held by persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, which collectively can be sold without exceeding the Maximum Number of Securities; and

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(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) or clause (ii), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

(c) A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 2.2 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.2(c).

(d) The Company shall not be obligated to effect any Underwritten Offering pursuant to this Section 2.2 (x) if the Demanding Holder, together with the holders of any other securities of the Company entitled to inclusion in such Underwritten Offering, propose to sell Registrable Securities and such other securities (if any), the aggregate proceeds of which are anticipated to be less than $15,000,000, or (y) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

Section 2.3 Piggyback Registration.

(a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (in the case of an “overnight” or “bought” offering, such requests must be made by the Holders within three Business Days after the delivery of any such notice by the Company) (such Registration a “Piggyback Registration”); provided, however, that if the Company has been advised in writing by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (1) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to the Holders or (2) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.3(b). Subject to Section 2.3(b), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.3 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

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(b) If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Sections 2.2 and 2.3, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), pro rata to (1) the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Sections 2.2 and 2.3 hereof; and (2) the Founder Registrable Securities of Founder Holders exercising their rights to register their Founder Registrable Securities pursuant to the Founder Registration Rights Agreement, which can be sold without exceeding the Maximum Number of Securities, and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(ii) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), pro rata to (1) the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Sections 2.2 and 2.3 hereof; and (2) the Founder Registrable Securities of Founder Holders exercising their rights to register their Founder Registrable Securities pursuant to the Founder Registration Rights Agreement, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

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(c) Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.3.

(d) For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration effected under Section 2.2 hereof.

Section 2.4 Registrations on Form S-3. The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Within five days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than 12 days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to Section 2.3 hereof if (i) a Form S-3 is not available for such offering, or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.

Article III
COMPANY PROCEDURES

Section 3.1 General Procedures. The Company shall use its commercially reasonable efforts to effect the Registration of Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable:

(a) subject to Section 2.1, prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective pursuant to the terms of this Agreement until all of such Registrable Securities have been disposed of;

(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Securities have been disposed of in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

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(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and to one legal counsel selected by the Holders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel selected by such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

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(j) permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated as of such date, of counsel representing the Company for the purposes of such Registration, addressed to the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as are customarily included in such opinions and negative assurance letters;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, on terms agreed to by the Company with the managing Underwriter of such offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(o) if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $30,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(p) otherwise, in good faith, take such customary actions necessary to effect the registration of such Registrable Securities contemplated hereby.

Section 3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders and the Company that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in the underwriting agreement for such Underwritten Offering and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting agreement. Each Holder proposing to distribute its Registrable Securities through an Underwritten Offering for equity securities of the Company hereunder shall enter into an underwriting agreement with the underwriters, which underwriting agreement shall contain such representations, covenants, indemnities (subject to Article IV) and other rights and obligations as are customary in underwritten offerings of equity securities; provided, however, that no such Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

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Section 3.4 Suspension of Sales; Adverse Disclosure.

(a) Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”).

(b) If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration (including in connection with an Underwritten Offering) at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, then the Company may, upon giving prompt written notice to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (including in connection with an Underwritten Offering) for the shortest period of time, but in no event more than 30 days, determined in good faith by the Company to be necessary for such purpose (any such period, a “Blackout Period”). In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.

(c) The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. Notwithstanding anything to the contrary in this Section 3.4, in no event shall any Suspension Period or any Blackout Period continue for more than 30 days in the aggregate during any 365-day period.

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to:

(a) file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied by the Company’s filing of such reports on the Commission’s EDGAR system); and

(b) the Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

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Article IV
INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls (within the meaning of the Securities Act) such Holder (and the directors and officers thereof) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) or any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld); provided, however, that (x) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party, (y) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party or (z) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any expenses therefor. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

(e) If the indemnification provided under this Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 4.1(a), Section 4.1(b) and Section 4.1(c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(e) from any person who was not guilty of such fraudulent misrepresentation.

Article V
TRANSFER RESTRICTIONS

Section 5.1 Lock-Up. Each Holder agrees that it, he or she shall not Transfer any Registrable Securities until the expiration of the Lock-Up Period.

Section 5.2 Permitted Transferees. Notwithstanding the provisions set forth in Section 5.1, Transfers of the Registrable Securities that are held by the Holder or any of their Permitted Transferees (that have complied with this Section 5.2), are permitted to the following (each of which shall be considered a “Permitted Transferee”): (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, (b) in the case of an entity, to such Holder’s Affiliates, members, stockholders, partners or other equity holders, (c) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) by virtue of the laws of the State of Delaware; or (g) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date; provided, however, that in the case of clauses (a) through (f), these Permitted Transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

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Article VI
MISCELLANEOUS

Section 6.1 Notices. All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), received by fax or email (with hard copy to follow) prior to 5:00 p.m. Eastern Time on a Business Day or delivery by reputable overnight express courier (charges prepaid) or (b) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to a Holder or the Company shall be sent to the addresses indicated below:

Notices to any Holder: At the address on file with the Company.

with a copy to (which shall not constitute notice):

Morrison Cohen LLP

909 Third Avenue, 27th Floor

New York, New York, 10022

Attention: David LaGalia, Esq.

Zachary Jacobs, Esq.

Fax: (212) 735-8708

Email: dlagalia@morrisoncohen.com

zjacobs@morrisoncohen.com

Eos Energy Storage LLC 3920 Park Ave Edison, NJ 08820 Attention: Joe Mastrangelo Email: jmastrangelo@eosenergystorage.com with a copy to (which shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Attention: Joel Rubinstein

Luke Laumann

Fax: (212) 354-8113

Email: joel.rubinstein@whitecase.com

llaumann@whitecase.com

Section 6.2 Assignment; No Third Party Beneficiaries.

(a) This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b) Prior to the expiration of the Lock-up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Registrable Securities by such Holder to a Permitted Transferee; provided, in each case, that such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement. Following the expiration of the Lock-up Period, the rights granted to a Holder by the Company hereunder may be transferred or assigned (but only with all related obligations) by a Holder only to (i) a Permitted Transferee of such Holder, or (ii) a transferee or assignee that is a transferee or assignee of not less than 50,000 Registrable Securities (as presently constituted and subject to subsequent adjustments for share splits, share dividends, reverse share splits and the like); provided, that (x) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws (subject to reasonable verification by the Company), (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

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(c) This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

(d) This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and this Section 6.2, except that the Founder Holders, severally and not jointly, shall be express third party beneficiaries of Section 2.2(b)(i) and Section 2.3(b).

(e) No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 and (ii) the written agreement of the assignee, in the form attached hereto as Exhibit A, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

(f) A Unitholder (as defined in the Merger Agreement) may be admitted as a Holder herein after the execution of this Agreement upon the receipt by the Company of a duly completed and executed written agreement to be bound by the terms and provisions of this Agreement in form and substance satisfactory to the Company.

Section 6.3 Counterparts. This Agreement and agreements, certificates, instruments and documents entered into in connection herewith may be executed and delivered in one or more counterparts and by fax or email, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party hereto shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

Section 6.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof. Each party irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Any such process or summons to be served upon any party may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.1. Such mailing shall be deemed personal service and shall be legal and binding upon any party in any action, proceeding or claim. Each party waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each party agrees that the other party shall be entitled to recover all of its reasonable attorneys’ fees and expenses relating to any action or proceeding and/or incurred in connection with the preparation therefor if any of them is the prevailing party in such action or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 6.5 Specific Performance. Each party hereto recognizes and affirms that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching party would have no adequate remedy at law) and the non-breaching party would be irreparably damaged. Accordingly, each party hereto agrees that each other party hereof shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any proceeding, in addition to any other remedy to which such person may be entitled.

Section 6.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 6.7 Interpretation. The headings and captions used in this Agreement have been inserted for convenience of reference only and do not modify, define or limit any of the terms or provisions hereof.

Section 6.8 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

Section 6.9 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of equity interests of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 6.10 Term. This Agreement shall terminate upon the date as of which no Holders (or permitted assignees under Section 6.2) hold any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

Section 6.11 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, upon the written request by the Company, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

* * * * *

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above.

Company:

EOS ENERGY ENTERPRISES, INC.

By:	/s/ Sagar Kurada
Name:	Sagar Kurada
Title:	Chief Financial Officer

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ALTENERGY STORAGE LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

ALTENERGY STORAGE II LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

ALTENERGY STORAGE IV LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

ALTENERGY STORAGE V LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

ALTENERGY STORAGE VI LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

ALTENERGY STORAGE BRIDGE LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

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ALTENERGY STORAGE BRIDGE PHASE II LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

ALTENERGY LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

ALTENERGY TRANSMISSION LLC

By:	/s/ Russell Sidolph
Name:	Russell Sidolph
Title:	Managing Director

INTERNATIONAL

By:	/s/ Krishna P. Singh
Name:	Krishna P. Singh
Title:	President & CEO

SINGH REAL ESTATE ENTERPRISES INC

By:	/s/ Martha J. Singh
Name:	Martha J. Singh
Title:	President

RESERVOIR RESOURCE PARTNERS, L.P.

By:	/s/ Cyrus Borzooyeh
Name:	Cyrus Borzooyeh
Title:	Chief Financial Officer

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RESERVOIR CAPITAL PARTNERS, L.P.

By:	/s/ Cyrus Borzooyeh
Name:	Cyrus Borzooyeh
Title:	Chief Financial Officer

RESERVOIR CAPITAL INVESTMENT PARTNERS, L.P.

By:	/s/ Cyrus Borzooyeh
Name:	Cyrus Borzooyeh
Title:	Chief Financial Officer

RESERVOIR CAPITAL MASTER FUND II, L.P.

By:	/s/ Cyrus Borzooyeh
Name:	Cyrus Borzooyeh
Title:	Chief Financial Officer

PRISMA ENERGY LLC

By:	/s/ James Hughes
Name:	James Hughes
Title:	Chief Executive Officer

OSPRAIE PARTNERS LLC

By:	/s/ Dwight Anderson
Name:	Dwight Anderson
Title:	Managing Member

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FISHER EOS LLC

By:	/s/ Kenneth Fisher
Name:	Kenneth Fisher
Title:	Member

By:	/s/ Winston Fisher
Name:	Winston Fisher
Title:	Member

ACE Venture Opportunities III SPC on behalf of Eos SP (Previously known as ACE ENERGY EFFICIENCY SPC on behalf of Eos SP)

By:	/s/ Adam Said
Name:	Adam Said
Title:	Director

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EXHIBIT A

JOINDER

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement, dated as of November 16, 2020 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), and the other person named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s ________________ number of shares of _____________________ shall be included as Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, ____.

[●]

Signature of Stockholder
[Print Name of Stockholder]

Address:

Agreed and Accepted as of:

Eos Energy Enterprises, Inc.

By:
Its:

Exhibit A to Registration Rights Agreement

Exhibit 10.10

B. RILEY PRINCIPAL MERGER CORP. II 2020 INCENTIVE PLAN

1. Establishment of the Plan; Effective Date; Duration.

(a) Establishment of the Plan; Effective Date. B. Riley Principal Merger Corp. II, a Delaware corporation (the “Company”), hereby establishes this incentive compensation plan to be known as the “B. Riley Principal Merger Corp. II 2020 Incentive Plan,” as amended from time to time (the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards and Dividend Equivalents. If the Plan is not so approved by the stockholders of the Company, then the Plan will be null and void in its entirety. The Plan shall remain in effect as provided in Section 1(b) of the Plan. Capitalized but undefined terms shall have the meaning set forth in Section 3 of the Plan.

(b) Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 13. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

2. Purpose. The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors (and certain prospective directors, officers, employees, consultants, and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

3. Definitions. Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock are listed or quoted, and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted, as are in effect from time to time.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Awards, Other Cash-Based Awards, and/or Dividend Equivalents, granted under the Plan.

(d) “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

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(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment or consulting or similar agreement (or the absence of any definition of  “Cause” contained therein), a Participant’s (A) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers; (B) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or other service to the Company or an Affiliate; (C) alcohol abuse or use of controlled substances other than in accordance with a physician’s prescription; (D) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (F) below) to the Company or its Affiliates (other than due to a disability, as determined by the Committee), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (E) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (F) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation and/or proprietary rights.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon any of the following events:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the then outstanding voting securities of the Company;

(ii) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) were directors on the Effective Date or (y) become directors after Effective Date and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on the Effective Date or whose election or nomination for election was previously so approved;

(iii) the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iv) the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets; or

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(v) any other event specified as a “Change in Control” in an applicable Award Agreement.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv), or (v) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(h) “Claim” means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan or an Award Agreement.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(k) “Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

(l) “Company” means B. Riley Principal Merger Corp. II, a Delaware corporation.

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or applicable Award Agreement.

(n) “Dividend Equivalent” means a right awarded under Section 11 to receive the equivalent value (in cash or Common Stock) of ordinary dividends that would otherwise be paid on the Common Stock subject to an Award that is a full-value award but that have not been issued or delivered.

(o) “Effective Date” means the later of (i) the date that the Company’s stockholders approve the Plan and (ii) Closing.

(p) “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(q) “Eligible Person” with respect to an Award denominated in Common Stock, means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; provided, that, if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates, provided, that, the Date of Grant of any Award to such individual shall not be prior to the date he begins employment with or begins providing services to the Company or its Affiliates).

(r) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

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(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock are listed on any established stock exchange or a national market system, the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Common Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose).

(iv) Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

(u) “Immediate Family Members” shall have the meaning set forth in Section 14(b)(ii).

(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan for incentive stock options.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(x) “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

(y) “Mature Shares” means Common Stock owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.

(z) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(aa) “Option” means an Award granted under Section 7 of the Plan.

(bb) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(cc) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 10 of the Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

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(dd) “Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit or Dividend Equivalent, granted in accordance with the terms and conditions set forth under Section 10 of the Plan (including upon the attainment of any performance goals or otherwise as permitted under the Plan).

(ee) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ff)  “Permitted Transferee” shall have the meaning set forth in Section 14(b)(ii) of the Plan.

(gg) “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(hh) “Plan” means this B. Riley Principal Merger Corp. II 2020 Incentive Plan, as amended from time to time.

(ii) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(jj) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Stock, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed, provide continuous services for a specified period of time, or attain specified performance objectives), granted under Section 9 of the Plan.

(kk) “Restricted Stock” means Common Stock, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed, provide continuous services for a specified period of time, or attain specified performance objectives), granted under Section 9 of the Plan.

(ll)  “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(mm) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(nn) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(oo) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(pp) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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(ii) any partnership (or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(qq) “Substitute Award” has the meaning given such term in Section 5(e).

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award (including any performance goals, criteria, and/or periods applicable to Awards); (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan, including any changes required to comply with Applicable Laws; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) modify any performance goals, criteria and/or periods; and (y) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, in each case, to the extent consistent with the terms of the Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

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(e) No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b) Subject to Section 12 of the Plan, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of 6,000,000 Common Stock (“Original Share Reserve”); provided, that the total number of Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of Common Stock equal to one percent (1%) of the total outstanding Common Stock on the last day of the prior calendar year, and (ii) the maximum number of Common Stock that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the Fair Market Value on the Date of Grant of such Awards for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of The New York Stock Exchange or other securities exchange on which the Common Stock is traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Common Stock than would otherwise occur pursuant to the stipulated percentage.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Stock (either actually or by attestation) or by the withholding of Common Stock by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Stock (either actually or by attestation) or by the withholding of Common Stock by the Company, then in each such case the Common Stock so tendered or withheld shall be added to the Common Stock available for grant under the Plan on a one-for-one basis. Shares underlying Awards under this Plan that are forfeited, canceled, expire unexercised, or are settled in cash shall also be available again for issuance as Awards under the Plan.

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(d) Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of Common Stock available for Awards under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Subject to Section 12, the maximum aggregate number of Common Stock that may be issued through the exercise of Incentive Stock Options granted under the Plan is the number of Common Stock equal to the Original Share Reserve, which, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 5(b)(i). Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholder of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

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(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee (including, if applicable, the attainment of any performance goals, as determined by the Committee in the applicable Award Agreement) and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422- 2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. In the event of any termination of employment or service with the Company or its Affiliates thereof of a Participant who has been granted one or more Options, the Options shall be exercisable at the time or times and subject to the terms and conditions set forth in the Award Agreement. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.

(d) Method of Exercise and Form of Payment. No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid upon exercise of such Option. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option, accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Stock in lieu of actual delivery of such shares to the Company); provided, that, such Common Stock are not subject to any pledge or other security interest and are Mature Shares; and (ii) by such other method as the Committee may permit in accordance with Applicable Law, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Stock for which the Option was exercised that number of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the Common Stock for which the Option was exercised. No fractional Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Stock, or whether such fractional Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

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(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the SarbanesOxley Act of 2002, if applicable; any other Applicable Law; the applicable rules and regulations of the Securities and Exchange Commission; or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee (including, if applicable, the attainment of any performance goals, as shall be determined by the Committee in the applicable Award Agreement) and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. In the event of any termination of employment or service with the Company and its Affiliates thereof of a Participant who has been granted one of more SARs, the SARs shall be exercisable at the time or times and subject to the terms and conditions as set forth in the Award Agreement (or in the underlying Option Award Agreement, as may be applicable). If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that, in no event shall such expiration date be extended beyond the expiration of the SAR Period.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised, multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Stock having a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee. No fractional Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Stock, or whether such fractional Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

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9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement (including the performance goals, if any, upon whose attainment the Restricted Period shall lapse in part or full).

(b) Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting. Unless otherwise provided by the Committee in an Award Agreement the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share) or shall register such shares in the Participants name without any such restrictions. Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

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(ii) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Common Share in lieu of delivering only Common Stock in respect of such Restricted Stock Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of Applicable Law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.

10. Other Stock-Based Awards and Other Cash-Based Awards..

(a) Other Stock-Based Awards. The Committee may grant types of equity-based or equityrelated Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Common Stock), in such amounts and subject to such terms and conditions, as the Committee shall determine (including, if applicable, the attainment of any performance goals, as set forth in the applicable Award Agreement). Such Other Stock-Based Awards may involve the transfer of actual Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of Common Stock. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

(b) Other Cash-Based Awards. The Committee may grant a Participant a cash Award not otherwise described by the terms of the Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

(c) Value of Awards. Each Other Stock-Based Award shall be expressed in terms of Common Stock or units based on Common Stock, as determined by the Committee, and each Other Cash-Based Awards shall be expressed in terms of cash, as determined by the Committee. The Committee may establish performance goals in its discretion and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards or Other Cash-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

(d) Payment of Awards. Payment, if any, with respect to an Other Stock-Based Award or Other Cash-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Common Stock or a combination of cash and Common Stock, as the Committee determines.

(e) Vesting. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards or Other Cash-Based Awards following the Participant’s termination of employment or service (including by reason of such Participant’s death, disability (as determined by the Committee), or termination without Cause). Such provisions shall be determined in the sole discretion of the Committee and will be included in the applicable Award Agreement but need not be uniform among all Other Stock-Based Awards or Other Cash-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for the termination of employment or service.

11. Dividend Equivalents. No adjustment shall be made in the Common Stock issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to issuance of such Common Stock under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Common Stock that are subject to any Award (other than an Option or Stock Appreciation Right). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Date of Grant of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee; however, Dividend Equivalents shall not be payable unless and until the Award becomes payable, and shall be subject to forfeiture to the same extent as the underlying Award. Dividend Equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be payable in cash, Common Stock or converted to full-value Awards, calculated based on such formula, as may be determined by the Committee.

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12. Changes in Capital Structure and Similar Events. In the event of  (a) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Stock, or (b) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, subject to the requirements of Code Sections 409A, 421, and 422, if applicable, including without limitation any or all of the following:

(a) adjusting any or all of  (i) the number of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (ii) the terms of any outstanding Award, including, without limitation, (A) the number of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Exercise Price or Strike Price with respect to any Award or (C) any applicable performance measures;

(b) providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;

(c) accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;

(d) modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

(e) deeming any performance measures satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;

(f) providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and

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(g) canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be final, conclusive and binding for all purposes.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, unless the Committee determines, in its sole discretion, that the amendment is necessary for the Award to comply with Code Section 409A; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Stock underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock are listed or quoted.

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14. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Committee need not treat Participants or Awards (or portions thereof) uniformly.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as, a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

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(c) Tax Withholding and Deductions.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required taxes (up to the maximum statutory rate under Applicable Law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a Fair Market Value equal to such liability or (B) having the Company withhold from the number of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such liability.

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any Claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. A Participant’s sole remedy for any Claim related to the Plan or any Award shall be against the Company, and no Participant shall have any Claim or right of any nature against any Subsidiary or Affiliate of the Company or any stockholder or existing or former director, officer or employee of the Company or any Subsidiary of the Company. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any Claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any Claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

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(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his spouse or, if the Participant is unmarried at the time of death, his estate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any time following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Stock or other securities that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Stock or other securities pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Stock or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or interdealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

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(ii) The Committee may cancel an Award or any portion thereof if the Committee determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Stock from the public markets, the Company’s issuance of Common Stock or other securities to the Participant, the Participant’s acquisition of Common Stock or other securities from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Stock in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of  (A) the aggregate Fair Market Value of the Common Stock subject to such Award or portion thereof that is canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior Claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of or service provider to the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

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(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(p) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 409A.

(i) Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the authoritative guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A.

(ii) If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of  (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Code Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

(iii) Any adjustments made pursuant to Section 13 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 13 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.

(s) Notification of Election Under Code Section 83(b). If any Participant, in connection with the acquisition of Common Stock under an Award, makes the election permitted under Code Section 83(b), if applicable, the Participant shall notify the Company of the election within ten days of filing notice of the election with the Internal Revenue Service.

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(t) Expenses; Gender; Titles and Headings; Interpretation. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control. Unless the context of the Plan otherwise requires, words using the singular or plural number also include the plural or singular number, respectively; derivative forms of defined terms will have correlative meanings; the terms “hereof,” “herein” and “hereunder” and derivative or similar words refer to this entire Plan; the term “Section” refers to the specified Section of this Plan and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and the word “or” shall be disjunctive but not exclusive

(u) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Stock or other securities under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(v) Payments. Participants shall be required to pay, to the extent required by Applicable Law, any amounts required to receive Common Stock or other securities under any Award made under the Plan.

(w) Clawback; Erroneously Awarded Compensation. All Awards (including on a retroactive basis) granted under the Plan are subject to the terms of any Company forfeiture, incentive compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of Applicable Laws, as well as any other policy of the Company that may apply to the Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time. In particular, these policies and/or provisions shall include, without limitation, (i) any Company policy established to comply with Applicable Laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (ii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Stock or other securities are listed or quoted, and these requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

(x) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares or whether fractional shares or any rights thereto shall be forfeited, rounded, or otherwise eliminated.

(y) Paperless Administration. If the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

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(z) Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 14(z) by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Common Stock held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Common Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding the Participant, request additional information about the storage and processing of the Data regarding the Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 14(z) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 14(z).

(aa) Broker-Assisted Sales. In the event of a broker-assisted sale of Common Stock in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (a) any Common Stock to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) the Common Stock may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of the sale that exceed the amount owed, the Company will pay the excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for the sale at any particular price; and (f) if the proceeds of the sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

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Exhibit 10.11

EXECUTION VERSION

Employment Agreement

This Employment Agreement (this “Agreement”) is dated as of June 22, 2020 (the “Commencement Date”), and is made by and between Eos Energy Storage LLC, a Delaware limited liability company (the “Company”), and Joseph Mastrangelo (“Executive”).

W i t n e s s e t h:

WHEREAS, the Company and Executive are currently parties to that certain letter agreement, dated July 6, 2018 (the “Original Offer Letter”), under which Executive provides services to the Company as a Board Advisor;

WHEREAS, the Company and Executive desire to terminate the Original Offer Letter and enter into this Agreement in lieu thereof; and

WHEREAS, the Company desires to employ Executive to serve as the Chief Executive Officer of the Company, and Executive desires to be so employed, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the Company and Executive hereby agree as follows:

1. Agreement to Employ; No Conflicts

Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to employ Executive, and Executive hereby accepts such employment by the Company. Executive represents and warrants that (a) Executive is entering into this Agreement voluntarily, and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound; (b) Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-competition, non-solicitation or other similar covenant or agreement by which Executive is or may be bound; and () in connection with Executive’s employment by the Company, Executive will not use any confidential or proprietary information Executive may have obtained in connection with Executive’s services to any prior employer.

2. Term; Position and Responsibilities

(a) Term. Unless Executive’s employment shall sooner terminate pursuant to Section 7, the Company shall employ Executive for a term commencing on the Commencement Date and ending on the third anniversary thereof (the “Initial Term”). Effective upon the expiration of the Initial Term and of each Additional Term (as defined below), unless Executive’s employment shall sooner terminate pursuant to Section 7, Executive’s employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (each, an “Additional Term”), in each such case, commencing upon the expiration of the Initial Term or the then current Additional Term, as the case may be, unless, at least 60 days prior to the expiration of the Initial Term or such Additional Term, as the case may be, either party hereto shall have notified the other party thereto in writing that such extension shall not take effect. The period during which Executive is employed pursuant to this Agreement shall be referred to as the “Employment Period”.

(b) Position and Responsibilities. During the Employment Period, Executive shall serve as the Chief Executive Officer of the Company, reporting to the Board of Directors of the Company (the “Board”). Executive shall have such duties and responsibilities as are customarily assigned to individuals serving in such position, and such other duties consistent with Executive’s position as the Board specifies from time to time. Executive shall devote all of Executive’s skill, knowledge and business time to the conscientious performance of such duties and responsibilities, except for vacation time (as set forth in Section 6(b)), absence for sickness or similar disability, and time spent performing services for any charitable, religious or community organizations, so long as such services do not materially interfere with the performance of Executive’s duties hereunder.

(c) Board Member. The Company shall use its best efforts to cause Executive to be elected to serve as a member of the Board effective as soon as practicable after the Commencement Date, with such authority, duties and responsibilities associated with a member of the Board under the applicable terms of the Operating Agreement (as defined below), and to serve until Executive’s successor has been duly elected and qualified, or until Executive’s earlier death, resignation, or removal, in each case, in accordance with the applicable terms of the Operating Agreement.

3. Base Salary

As compensation for the services to be performed by Executive during the Employment Period, the Company shall pay Executive an initial base salary at an annualized rate of $400,000, payable in accordance with the Company’s standard payroll practices. The amount of the Base Salary will be reviewed by the Board annually during the Employment Period, which may increase (but not decrease) Executive’s Base Salary in its sole discretion at that time. The annual base salary payable to Executive under this Section 3 shall hereinafter be referred to as the “Base Salary”.

4. Incentive Compensation

(a) Annual Cash Bonus. Beginning in calendar year 2020, for each full calendar year of the Company that ends during the Employment Period (prorated for calendar year 2020), Executive shall have an annual cash bonus opportunity ranging from 50% to 100% of Base Salary (the “Annual Bonus”), which shall be payable if 100% of the Performance Targets (as defined below) are achieved; provided, that if actual performance for such period exceeds or is less than 100% of the Performance Targets, the amount of the Annual Bonus shall be adjusted positively or negatively, respectively, as determined by the Board by mathematical interpolation, subject to a maximum Annual Bonus and a minimum percentage of the Performance Targets required to be achieved prior to payment of any Bonus, in each case, as determined by the Board in its sole discretion. For purposes of this Agreement, “Performance Targets” means the Company and individual performance objectives established by the Board for the applicable calendar year, as set forth on Exhibit A attached hereto. Any Annual Bonus that becomes payable pursuant to this Section 4(a) shall be paid to Executive within the calendar year following the year to which such Annual Bonus relates and within 30 days of the Board’s approval of audited financial statements of the Company for the calendar year to which such Annual Bonus relates; provided, that Executive is employed by the Company on the date such Annual Bonus is to be paid. Additionally, during the Employment Period, the Board may determine to grant Executive additional bonus opportunities in such amounts and subject to such terms as the Board shall determine in its sole discretion from time to time.

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(b) Equity Compensation.

(i) Initial Options. Within 30 days after the Commencement Date, the Company will grant to Executive an option to purchase 12,000,000 of the Common Units (as defined in the Operating Agreement (as defined below)) of the Company. Such option shall be issued in accordance with the Company’s 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Company’s Sixth Amended and Restated Limited Liability Company Agreement, dated as of April 20, 2018, as amended from time to time (the “Operating Agreement”), and will be evidenced by, and subject to, an option agreement entered into by Executive and the Company. Such option shall have an exercise price equal to $0.50 per Common Unit, will vest annually over three years beginning on the first anniversary of the Commencement Date, and will fully vest in the event of the consummation of a Change in Control (as defined in the Plan) in which the Preferred Members (as defined in the Operating Agreement) as of the date hereof transfer 100.0% of their ownership interest (as defined in the Operating Agreement) to a bona fide third-party and the Preferred Members receive a positive return on their Preferred Units in such transfer (a “Preferred Member Change in Control”).

(ii) Performance Options.

(A) Within 30 days after the Commencement Date, the Company will grant to Executive an additional one-time option to purchase 6,000,000 Common Units of the Company. Such option shall be issued in accordance with the Plan and the Operating Agreement, and will be evidenced by, and subject to, an option agreement entered into by Executive and the Company. Such option shall have an exercise price equal to $0.50 per Common Unit, and will fully vest on the day the Board determines in its sole discretion that the Company has [THE COMPANY SUCCESFULY CLOSES A SERIES E TRANSACTION], subject to Executive’s continuous employment with the Company through the determination date (and, if such determination is not made, such option will not vest, and will be forfeited automatically as of the last day of the Initial Term without any consideration being paid therefor).

(iii) Additional Discretionary Options. During the Employment Period, the Board may determine, in its sole discretion, to grant Executive additional options to purchase Common Units of the Company in such number and subject to such terms as the Board shall determine in its sole discretion from time to time. Any such grant of additional options shall be issued in accordance with the Plan and the Operating Agreement, and will be evidenced by an option agreement entered into by Executive and the Company. Such option shall have an exercise price equal to no less than the then-current fair market value of one common unit of the Company as of the grant date and will be subject to vesting as determined by the Board in its sole discretion.

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(iv) Tag-Along Right.

(A) Without limiting the generality of the applicable provisions of the Operating Agreement, in the event of a proposed Preferred Member Change in Control occurring during the Employment Period (a “Tag Along Transfer”), the Company (on behalf of the Preferred Members) shall deliver prompt written notice to Executive of any such Tag-Along Transfer (the “Tag Along Notice”), specifying in reasonable detail the identity of the prospective transferee(s), the proposed amount and form of consideration for the Units (as defined in the Operating Agreement) being transferred, and any other material terms and conditions of such Tag-Along Transfer. Executive shall be entitled to sell in the Tag-Along Transfer, at the same price and on the same terms under which the Units are proposed to be sold, all of the Common Units then held by Executive immediately prior to such Tag-Along Transfer (the “Tag Along Right”). Executive may exercise the Tag-Along Right by delivering to the Company (on behalf of the Preferred Members) notice of such election during the ten (10) business day period immediately following the delivery of the Tag-Along Notice.

(B) The Company (on behalf of the Preferred Members) shall use reasonable commercial efforts to obtain the agreement of the prospective transferee(s) to the participation of the Executive in any such Tag-Along Transfer. If the Company (on behalf of the Preferred Members) is unable to cause the prospective transferee(s) to purchase all of the shares proposed to be transferred by the Preferred Members and Executive, then the number of shares that the Preferred Members and Executive shall be permitted to sell in such Tag-Along Transfer shall be scaled back pro rata based on the number of shares held individually by the Preferred Members and Executive relative to the aggregate number of shares held by both the Preferred Members and Executive in total.

(C) In the event Executive elects to exercise the Tag-Along Right, such transfer shall be governed by the terms and provisions of the contract of sale or the terms of sale between the Preferred Members and the prospective transferee(s). In the event Executive fails to timely exercise the Tag-Along Right, or fails to timely close with respect to such right, then the Preferred Members will have the right, in the sole discretion, to sell the Units to be sold to such prospective transferee(s), on substantially the same terms as set forth in the contract of sale or the terms of sale with respect to such Tag-Along Transfer, free and clear of all of Executive’s rights to participate in such Tag-Along Transfer.

5. Employee Benefits

During the Employment Period, Executive (and, to the extent eligible, Executive’s dependents and beneficiaries) shall be entitled to participate in any defined contribution plan, any insurance program and any medical and other health benefit plan, in each case, sponsored by the Company for its employees on terms and conditions set forth in such programs and plans (as amended from time to time). Without limiting the generality of the foregoing, if Executive elects to not participate in the Company’s medical and other health benefit plans (the “Company Health Plans”), as determined by Executive in Executive’s sole discretion, the Company shall pay for Executive’s and Executive’s family’s current medical and other health benefit plans in Italy in lieu of participating in any of the Company Health Plans, in an amount not to exceed a cumulative maximum of $17,000 per calendar year, which amount shall be taxable as wages to Executive and subject to applicable withholding under applicable law and regulation.

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6. Expenses; Vacation; Relocation; Housing

(a) Business Travel, Lodging, etc. The Company shall reimburse Executive for reasonable business, travel (business class airfare shall be considered reasonable for any flight (inclusive of connecting flights) with a flight time longer than five hours), lodging, meal and other reasonable expenses incurred by Executive in connection with Executive’s performance of services hereunder upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense, and otherwise in accordance with the Company’s expense policy applicable to its employees as in effect from time to time.

(b) Vacation. During the Employment Period, Executive shall be entitled to four weeks of paid personal time off per calendar year (prorated for calendar year 2019), which shall accrue at the rate of one work week for each three complete months worked, in accordance with the Company’s paid personal time off policy applicable to its employees as in effect from time to time

7. Termination of Employment

(a) Termination Due to Death or Disability. During the Employment Period, Executive’s employment shall automatically terminate in the event of Executive’s death, and may be terminated by the Company due to Executive’s Disability (as defined below). For the purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents, regardless of any reasonable accommodation, the performance by Executive of Executive’s duties under this Agreement for a continuous period of 90 days or longer, or for 180 days or more in any 12-month period.

(b) Termination by the Company. During the Employment Period, the Company may terminate Executive’s employment with the Company with or without Cause. For purposes of this Agreement, “Cause” shall mean (a) any failure by Executive to perform Executive’s material duties hereunder (other than any such breach or failure due to Executive’s physical or mental illness) and the continuance of such failure for more than 30 days following Executive’s receipt of written notice from the Company specifying such failure; (b) any failure by Executive to cooperate, if reasonably requested by the Company, with any investigation or inquiry into Executive’s or the Company’s business practices, whether internal or external, including, but not limited to, Executive’s refusal to be deposed or to provide testimony at any trial or inquiry; (c) Executive engaging in fraud, willful misconduct, gross negligence or dishonesty that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (d) any breach by Executive of any fiduciary duty owed to the Company or any of its affiliates or members; (e) Executive’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony; or (f) any material breach by Executive of any of Executive’s obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates, which, if curable, continues for more than 30 consecutive days after the Company notifies Executive in writing of such breach. A termination for Cause shall include a reasonable determination by the Company following the termination of the Employment Period that circumstances existed during the Employment Period that would have justified a termination by the Company for Cause.

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(c) Termination by Executive. During the Employment Period, Executive may terminate Executive’s employment with the Company with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean a termination by Executive of Executive’s employment hereunder if (i) any of the following events occur without Executive’s consent, (ii) within 30 days after Executive learns of the occurrence of such event, Executive notifies the Company in writing that such event has occurred describing such event in reasonable detail and demanding cure, and (iii) such event is not cured within 30 days after Executive so notifies the Company: (a) a material diminution in Executive’s authority, duties or responsibilities that Executive has on the date hereof, (b) a reduction in the rate of Base Salary, other than in connection with an across the board reduction of the base salaries of senior executives of the Company generally, or (c) any material breach by the Company of any of its material obligations hereunder.

(d) Notice of Termination. Any termination of Executive’s employment by the Company pursuant to Section 7(a) (other than in the event of Executive’s death) or Section 7(b) or by Executive pursuant to Section 7(c) shall be communicated by a written Notice of Termination addressed to the other party to this Agreement. A “Notice of Termination” shall mean a notice stating that Executive’s employment with the Company has been or will be terminated.

(e) Date of Termination. As used in this Agreement, the term “Date of Termination” shall mean (i) if Executive’s employment is terminated by Executive’s death, the date of Executive’s death; (ii) if Executive’s employment is terminated by the Company pursuant to Section 7(a) due to Executive’s Disability, 30 days after the date on which the Notice of Termination is given; provided, that, if Executive shall have returned to the performance of Executive’s duties on a full-time basis during such 30-day period, such Notice of Termination shall be of no force or effect; (iii) if Executive’s employment is terminated by the Company for Cause or by Executive for Good Reason, the date any applicable cure period expires (and, if there is no applicable cure period, the date specified in the Notice of Termination); provided, that if a party is entitled to cure the nature of such termination and so cures prior to the expiration of the applicable cure period, the Notice of Termination provided to such curing party shall be of no force or effect; and (iv) if Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which shall be 60 days after the date of such notice) and, if no such notice is given, 60 days after the date of termination of employment.

(f) Payments Upon Certain Terminations.

(i) Termination Without Cause or for Good Reason. If (A) the Company shall terminate Executive’s employment without Cause or (B) Executive shall terminate Executive’s employment for Good Reason, in each case, during the Employment Period, the Company shall pay to Executive:

(A) any accrued and unpaid Base Salary and vacation earned through the Date of Termination, which shall be paid on the tenth day after the Date of Termination (or, if such day is not a business day, the next business day after such day); plus

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(B) as liquidated damages in respect of claims based on provisions of this Agreement and provided that Executive executes and delivers (and does not revoke) a general release of all claims in form and substance reasonably satisfactory to the Company within 60 days following the Date of Termination twelve months’ Base Salary which shall be paid in periodic installments on the Company’s regular payroll dates, beginning with the next payroll date immediately following the expiration of the 60th day following the Date of Termination.

(ii) Termination for Any Other Reason. If Executive’s employment is terminated for any reason other than those specified in Section 7(f)(i) during the Employment Period, the Company shall pay Executive on the tenth day after the Date of Termination (or, if such day is not a business day, the next business day after such day), any accrued and unpaid Base Salary and vacation earned through the Date of Termination.

(iii) Effect of Termination on Other Plans and Programs. In the event that Executive’s employment with the Company is terminated for any reason, Executive shall be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of the Company in which Executive was a participant immediately prior to the Date of Termination in accordance with the terms thereof; provided, that, if Executive’s employment is terminated without Cause or for Good Reason, Executive shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any severance or incentive compensation and the provisions of this Section 7 shall supersede the provisions of any such plan, policy, program or practice.

(g) Resignation Upon Termination. Effective as of the date of Executive’s termination of employment with the Company, Executive shall resign, in writing, from all positions then held by Executive with the Company and its affiliates unless otherwise requested by the Company and agreed to by Executive.

(h) Cessation of Professional Activity. Upon delivery of a Notice of Termination by any party or a notice pursuant to Section 2(a), the Company may relieve Executive of Executive’s responsibilities described in Section 2(b) and require Executive to immediately cease all professional activity on behalf of the Company, in any such case, without such suspension or cessation constituting a termination by the Company without Cause or providing Executive with grounds to terminate Executive’s employment for Good Reason.

8. Restrictive Covenants

(a) Unauthorized Disclosure. During the Employment Period and following any termination thereof, without the prior written consent of a duly authorized representative of the Company except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use Executive’s best efforts to consult with the Company prior to responding to any such order or subpoena, and except as authorized in performance of Executive’s duties hereunder, Executive shall not use or disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, marketing plans, management organization information (including, but not limited to, data and other information relating to the Company or any affiliate thereof (the “Company Group”), or to the members of the boards of directors of the Company Group, or to the management of the Company Group), operating policies or manuals, business plans, financial records, or other financial, commercial, business or technical information (i) relating to the Company Group or (Li) that the Company Group may receive belonging to customers or others who do business with the Company Group (collectively, “Confidential Information”) to any third Person (defined below) unless such Confidential Information has been previously disclosed to the public generally or is in the public domain (in each case, other than by reason of Executive’s breach of this Section 8(a)).

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(b) Non-Competition. During the period beginning on the date hereof and ending twelve months after the termination of Executive’s employment with the Company (for the avoidance of doubt, provided the Company satisfies its obligations to Executive under Section 7(f)) (the “Restriction Period”), Executive shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the Business (as defined below) of the Company Group in any jurisdiction in which the Company Group is engaged at the time of Executive’s termination of employment. For purposes of this Agreement, “Business” means the development and manufacture of energy storage products and solutions, including, without limitation, grid-scale energy storage, DC battery systems, electric utilities, applications in commercial and industrial, micro grid, telecom, military, renewables, and residential markets, and the provision of services related thereto.

(c) Non-Solicitation of Employees. During the Restriction Period (for the avoidance of doubt, provided the Company satisfies its obligations to Executive under Section 7(f)), Executive shall not, directly or indirectly, for Executive’s own account or for the account of any other natural person, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity (each, a “Person”) in any jurisdiction in which the Company Group has commenced or has documented plans, as of the termination of Executive’s employment with the Company, to commence operations during the Employment Period, (i) solicit for employment, employ or otherwise interfere with the relationship of the Company Group with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company Group at any time (a) during the Employment Period, in the case of such prohibited activity occurring during such time, or (b) during the twelve month period preceding such prohibited activity, in the case of such prohibited activity occurring during the Restriction Period but after the date of Executive’s termination of employment with the Company, in each case, other than any such solicitation or employment on behalf of or at the request of the Company Group during the Employment Period; or (ii) induce any employee of the Company Group to engage in any activity which Executive is prohibited from engaging in under any of this Section 8 or to terminate such employee’s employment with the Company.

(d) Non-Solicitation of Business Relationships. During the Restriction Period (for the avoidance of doubt, provided the Company satisfies its obligations to Executive under Section 7(f)), Executive shall not, directly or indirectly, for Executive’s own account or for the account of any other Person, in any jurisdiction in which the Company Group has commenced or has made plans to commence operations, solicit, interfere with, or otherwise attempt to establish any business relationship of a nature that is competitive with the Business or relationship of the Company Group with any Person throughout the world which is or was a customer, client, distributor, supplier or vendor of the Business of the Company Group (x) at any time during the Employment Period (in the case of such prohibited activity occurring during such time) or (y) during the twelve month period preceding such prohibited activity (in the case of such prohibited activity occurring during the Restriction Period but after the date of Executive’s termination of employment with the Company), other than any such activity on behalf of or at the request of the Company Group during the Employment Period.

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(e) Works for Hire.

(i) Generally. Executive agrees that the Company shall own all right, title and interest (including, but not limited to, patent rights, copyrights, trade secret rights and other rights throughout the world) in any inventions, works of authorship, ideas or information made or conceived or reduced to practice, in whole or in part, by Executive (either alone or with others) during the Employment Period (collectively “Developments”); provided, however, that the Company shall not own Developments for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which were developed entirely on Executive’s time, and (A) which do not relate (I) to the business of the Company Group or (II) to the actual or demonstrably anticipated research or development of the Company Group, and (B) which do not result from any work performed by Executive for the Company.

(ii) Disclosure; Assignment. Subject to Section 8(e)(i), Executive will promptly and fully disclose to the Company, or any persons designated by it, any and all Developments made or conceived or reduced to practice or learned by Executive, either alone or jointly with others during the Employment Period. Executive hereby assigns all right, title and interest in and to any and all of these Developments to the Company. Executive shall further assist the Company, at the Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. Executive hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and on Executive’s behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Executive.

(iii) Copyright Act; Moral Rights. In addition, and not in contravention of Section 8(e)(i) or Section 8(e)(ii), Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USC §101). To the extent allowed by law, this Section 8(e) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent Executive retains any such Moral Rights under applicable law, Executive hereby waives such Moral Rights and consents to any action consistent with the terms of this Agreement with respect to such Moral Rights, in each case, to the full extent of such applicable law. Executive will confirm any such waivers and consents from time to time as requested by the Company.

(iv) Authorized Disclosure. Section 1833(b) of Title 18 of the United States Code states “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (b) solely for the purposes of reporting or investigating a suspended violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Company and Executive have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Company and Executive also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with Section 1833(b) of Title 18 of the United States Code or create liability for disclosures of trade secrets that are expressly allowed by Section 1833(b) of Title 18 of the United States Code.

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(f) Mutual Nondisparagement. Executive agrees that Executive shall neither, directly or indirectly, engage in any conduct or make any statement (including through social media) disparaging or criticizing in any way the Company Group, or any of their personnel, nor engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of the Company Group, the reputation of the Company Group, in each case, except to the extent required by law, and then only after consultation with the Company to the extent possible, or to enforce the terms of this Agreement. The Company agrees that it shall not, and the Company agrees that is shall instruct its senior executives and officers to not, directly or indirectly, engage in any conduct or make any statement (including through social media) disparaging or criticizing in any way Executive, nor engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of Executive, the reputation of Executive, in each case, (i) except to the extent required by law, and then only after consultation with Executive to the extent possible, (ii) to enforce the terms of this Agreement, or (iii) from discussing Executive in connection with normal performance evaluations.

(g) Return of Documents. In the event of the termination of Executive’s employment, Executive shall promptly deliver to the Company (i) all property of the Company Group then in Executive’s possession; and (ii) all documents and data of any nature and in whatever medium of the Company Group, and Executive shall not take with Executive any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

(h) Confidentiality of Agreement; Governmental Agency Exception. The parties to this Agreement agree not to disclose its terms to any Person, other than their attorneys, accountants, financial advisors or, in Executive’s case, members of Executive’s immediate family or, in the Company’s case, for any reasonable purpose that is reasonably related to its business operations; provided, that this Section 8(h) shall not be construed to prohibit any disclosure required by law or in any proceeding to enforce the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, this Agreement does not limit Executive’s ability to communicate with any government agency or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company or its affiliates. This Agreement does not limit Executive’s right to receive an award for information provided to any government agencies.

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9. Certain Acknowledgments

Executive acknowledges and agrees that Executive will have a prominent role in the development of the goodwill of the Company Group, and has and will establish and develop relations and contacts with the principal business relationships of the Company Group in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, the Company Group and that (i) in the course of Executive’s employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company Group in the United States of America and the rest of the world that could be used to compete unfairly with the Company Group; (ii) the covenants and restrictions contained in Section 8 arc intended to protect the legitimate interests of the Company Group in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be bound by such covenants and restrictions.

10. Entire Agreement

This Agreement constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by the Company and Executive with respect thereto, including, without limitation, the Original Offer Letter. All prior correspondence and proposals (including, but not limited to, summaries of proposed terms and the Original Offer Letter) and all prior offer letters, promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Executive by any other person) are merged herein and superseded hereby.

11. General Provisions

(a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and Executive’s heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 11(a). The Company may affect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means).

(b) Governing Law; Waiver of Jury Trial.

(i) Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of New Jersey, without regard to conflicts of laws provisions thereof that would require application to the laws of another jurisdiction other than those that mandatorily apply. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New Jersey and the federal courts of the United States of America located in the District of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(f) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

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(ii) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (B) each such party understands and has considered the implications of this waiver; and (C) each such party makes this waiver voluntarily.

(c) Taxes. All amounts payable and benefits provided hereunder shall be subject to any and all applicable taxes, as required by applicable Federal, state, local and foreign laws and regulations.

(d) Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a Person authorized by the Company and is agreed to in writing by Executive and, in the case of any such modification, waiver or discharge affecting the rights or obligations of the Company, is approved by a Person authorized thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(e) Legal Advice; Severability; Blue Pencil. Executive acknowledges that Executive has been advised to seek independent legal counsel for advice regarding the effect of the provisions of this Agreement, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Executive and the Company agree that the covenants contained in Section 8 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

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(f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (A) in writing; (B) delivered personally, by facsimile, by courier service or by certified or registered mail, first class postage prepaid and return receipt requested; (C) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof; and (D) if so mailed or delivered by courier service, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(I) If to the Company:

Eos Energy Solutions LLC

3920 Park Avenue

Edison, NJ 08820

Attn: Russell Stidolph, Chairman

Email: rstidolph@altenergyllc.com

With a copy (which shall not constitute notice) to:

Morrison Cohen LLP

909 Third Avenue

New York, NY 10022

Attn: David P. LaGalia, Esq.

Anthony Saur, Esq.

Fax: (212) 735-8708

(II) If to Executive, at Executive’s residential address as currently on file with the Company.

(g) Survival. The Company and Executive hereby agree that certain provisions of this Agreement, including, but not limited to, Sections 8, 9, 10 and 11, shall survive the expiration of the Employment Period in accordance with their terms.

(h) Further Assurances. Each party hereto agrees with the other party hereto that it will cooperate with such other party and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other party may reasonably requests from time to time, to effectuate the provisions and purpose of this Agreement.

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(i) Section 409A. The parties intend that any amounts payable hereunder comply with or are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) (including under Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exceptions under subparagraph (iii) and subparagraph (v)(D)) and other applicable provisions of Treasury Regulation §§ 1.409A-1 through A-6). For purposes of Section 409A, each of the payments that may be made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. This Agreement shall be administered, interpreted and construed in a manner that does not result in the imposition of additional taxes, penalties or interest under Section 409A. The Company and Executive agree to negotiate in good faith to make amendments to the Agreement, as the parties mutually agree are necessary or desirable to avoid the imposition of taxes, penalties or interest under Section 409A. Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A. Notwithstanding the foregoing, the Company does not guarantee any particular tax effect, and Executive shall be solely responsible and liable for the satisfaction of all taxes, penalties and interest that may be imposed on or for the account of Executive in connection with the Agreement (including any taxes, penalties and interest under Section 409A), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold Executive (or any beneficiary) harmless from any or all of such taxes, penalties or interest. With respect to the time of payments of any amounts under the Agreement that are “deferred compensation” subject to Section 409A, references in the Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A. For the avoidance of doubt, it is intended that any expense reimbursement made to Executive hereunder shall be exempt from Section 409A. Notwithstanding the foregoing, if any expense reimbursement made hereunder shall be determined to be “deferred compensation” within the meaning of Section 409A, then (a) the amount of the indemnification payment or expense reimbursement during one taxable year shall not affect the amount of the expense reimbursement during any other taxable year, (b) the expense reimbursement shall be made on or before the last day of Executive’s taxable year following the year in which the expense was incurred and (c) the right to expense reimbursement hereunder shall not be subject to liquidation or exchange for another benefit.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy or “PDF” of this Agreement as a fully binding original.

(k) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(l) Condition Precedent. The effectiveness of this Agreement is contingent on (i) the Company’s successful completion of a satisfactory background investigation and reference check, as determined by the Company in its sole discretion and in accordance with the Company’s applicable policy and applicable law, and (ii) Executive’s compliance with applicable Federal law and the Immigration Reform and Control Act of 1986, and as a condition of employment, Executive must complete an Employment Verification Form 1-9 and present proof of identity and employment eligibility to work in the United States to the Company within three days following the Commencement Date.

-- Signature page follows --

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IN WITNESS WHEREOF, the Company has duly executed this Agreement by their authorized representatives, and Executive has hereunto set Executive’s hand, in each case effective as of the Commencement Date.

EOS ENERGY SOLUTIONS LLC

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Chairman

EXECUTIVE

/s Joseph Mastrangelo
Joseph Mastrangelo

[Signature Page to Mastrangelo Employment Agreement]

Exhibit A

Annual Bonus Performance Targets

2020: Revenue of $7.0mm

2021: Revenue of $65.0mm

Exhibit 10.12

Employment Agreement

This Employment Agreement (this “Agreement”) is dated as of June 1, 2020 (the “Commencement Date”), and is made by and between Eos Energy Storage LLC, a Delaware limited liability company (the “Company”), and Mack Treece (“Executive”).

W i t n e s s e t h:

WHEREAS, the Company and Executive are currently parties to that certain Consulting Agreement, dated as of March 5, 2019 (the “Consulting Agreement”), under which Executive provides services to the Company as its Chief Financial Officer on an at-will contractor basis;

WHEREAS, the Company and Executive desire to terminate the Consulting Agreement and enter into this Agreement in lieu thereof; and

WHEREAS, the Company desires to employ Executive to serve as the Chief Strategic Commercial Alliances and Integration Officer of the Company, and Executive desires to be so employed, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the Company and Executive hereby agree as follows:

1. Agreement to Employ; No Conflicts

Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to continue employing Executive, and Executive hereby accepts such continued employment by the Company. Executive represents and warrants that (a) Executive is entering into this Agreement voluntarily, and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound; (b) Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-competition, non-solicitation or other similar covenant or agreement by which Executive is or may be bound; and (c) in connection with Executive’s employment by the Company, Executive will not use any confidential or proprietary information Executive may have obtained in connection with Executive’s services to any prior employer.

2. Term; Position and Responsibilities

(a) Term. Unless Executive’s employment shall sooner terminate pursuant to Section 7, the Company shall employ Executive for a term commencing on the Commencement Date and ending on the third anniversary thereof (the “Initial Term”). Effective upon the expiration of the Initial Term and of each Additional Term (as defined below), unless Executive’s employment shall sooner terminate pursuant to Section 7, Executive’s employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (each, an “Additional Term”), in each such case, commencing upon the expiration of the Initial Term or the then current Additional Term, as the case may be, unless, at least 60 days prior to the expiration of the Initial Term or such Additional Term, as the case may be, either party hereto shall have notified the other party thereto in writing that such extension shall not take effect. The period during which Executive is employed pursuant to this Agreement shall be referred to as the “Employment Period”.

(b) Position and Responsibilities. During the Employment Period, Executive shall serve as the Chief Strategic Commercial Alliances and Integration Officer of the Company, reporting to the Chief Executive Officer of the Company (the “CEO”). Executive shall have such duties and responsibilities as are customarily assigned to individuals serving in such position, and such other duties consistent with Executive’s position as the CEO specifies from time to time. Executive shall devote all of Executive’s skill, knowledge and business time to the conscientious performance of such duties and responsibilities, except for vacation time (as set forth in Section 6(b)), absence for sickness or similar disability, and time spent performing services for any charitable, religious or community organizations, so long as such services do not materially interfere with the performance of Executive’s duties hereunder.

3. Base Salary

From March 1, 2019 and prior to the signing of this Agreement, Executive has been paid cash compensation as a consultant at a monthly rate of US $15,000.00 per month in accordance with the Consulting Agreement. Upon the Commencement Date, the Company shall pay Executive a base salary at an annualized rate of $325,000 per year. The amount of the Base Salary will be reviewed by the Company’s Board of Directors (the “Board”) and CEO annually during the Employment Period, which may increase (but not decrease) Executive’s Base Salary in their sole discretion at that time. The annual base salary payable to Executive under this Section 3 shall hereinafter be referred to as the “Base Salary”.

4. Incentive Compensation

(a) Annual Cash Bonus. Beginning in the calendar year in which the Company successfully closes new funding and for each full calendar year of the Company that ends during the Employment Period thereafter, Executive shall have an annual cash bonus opportunity ranging from 50% to 100% of Base Salary, as determined by the Board in its sole discretion (the “Annual Bonus”). Any Annual Bonus that becomes payable pursuant to this Section 4(a) shall be paid to Executive within the calendar year following the year to which such Annual Bonus relates and within 30 days of the Board’s approval of audited financial statements of the Company for the calendar year to which such Annual Bonus relates; provided, that, except as expressly provided herein, Executive is employed by the Company on the date such Annual Bonus is to be paid. Additionally, during the Employment Period, the Board and the CEO may determine to grant Executive additional bonus opportunities in such amounts and subject to such terms as the Board and the CEO shall determine in their sole discretion from time to time.

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(b) Equity Compensation.

(i) Initial Options. Within 30 days after the Commencement Date, the Company will grant to Executive an option to purchase 1,000,000 Common Units (as defined in the Operating Agreement (as defined below)) of the Company. Such option shall be issued in accordance with the Company’s 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Company’s Sixth Amended and Restated Limited Liability Company Agreement, dated as of April 20, 2018, as amended from time to time (the “Operating Agreement”), and will be evidenced by, and subject to, an option agreement entered into by Executive and the Company. Such option shall have an exercise price equal to $0.50 per Common Unit, will vest annually over three years beginning on the first anniversary of the Commencement Date, and will fully vest in the event of the consummation of a Change in Control (as defined in the Plan).

(ii) Closing of New Funding Options. Subject to Executive’s continuous employment through the applicable grant date, within 30 days after the closing of new funding, the Company will grant to Executive a one-time option to purchase an additional 1,000,000 Common Units of the Company. Such option shall be issued in accordance with the Plan and the Operating Agreement, and will be evidenced by, and subject to, an option agreement entered into by Executive and the Company. Such option shall have an exercise price equal to the then-current fair market value per Common Unit on the grant date, will vest annually over three years beginning on the first anniversary of the grant date, and will fully vest in the event of the consummation of a Change in Control.

5. Employee Benefits

During the Employment Period, Executive (and, to the extent eligible, Executive’s dependents and beneficiaries) shall be entitled to participate in any defined contribution plan, any insurance program and any medical and other health benefit plan, in each case, sponsored by the Company for its employees on terms and conditions set forth in such programs and plans (as amended from time to time).

6. Expenses; Vacation;

(a) Business Travel, Lodging, etc. The Company shall reimburse Executive for reasonable business, travel (business class airfare shall be considered reasonable for any flight (inclusive of connecting flights) with a flight time longer than five hours), lodging, meal and other reasonable expenses incurred by Executive in connection with Executive’s performance of services hereunder upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense, and otherwise in accordance with the Company’s expense policy applicable to its employees as in effect from time to time.

(b) Vacation. During the Employment Period, Executive shall be entitled to a minimum of four weeks of paid personal time off per calendar year, which shall be taken by Executive in his reasonable discretion, subject to the reasonable business needs of the Company.

7. Termination of Employment

(a) Termination Due to Death or Disability. During the Employment Period, Executive’s employment shall automatically terminate in the event of Executive’s death, and may be terminated by the Company due to Executive’s Disability (as defined below). For the purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents, regardless of any reasonable accommodation, the performance by Executive of Executive’s duties under this Agreement for a continuous period of 90 days or longer, or for 180 days or more in any 12-month period.

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(b) Termination by the Company. During the Employment Period, the Company may terminate Executive’s employment with the Company with or without Cause. For purposes of this Agreement, “Cause” shall mean (a) any failure by Executive to perform Executive’s material duties hereunder (other than any such breach or failure due to Executive’s physical or mental illness) and the continuance of such failure for more than 30 days following Executive’s receipt of written notice from the Company specifying such failure; (b) any failure by Executive to cooperate, if reasonably requested by the Company, with any investigation or inquiry into Executive’s or the Company’s business practices, whether internal or external, including, but not limited to, Executive’s refusal to be deposed or to provide testimony at any trial or inquiry; (c) Executive engaging in fraud, willful misconduct, gross negligence or dishonesty that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (d) any breach by Executive of any fiduciary duty owed to the Company or any of its affiliates or members; (e) Executive’s conviction of, or entering a plea of guilty or nobo contendere to, a crime that constitutes a felony; or (f) any material breach by Executive of any of Executive’s obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates, which, if curable, continues for more than 30 consecutive days after the Company notifies Executive in writing of such breach. A termination for Cause shall include a reasonable determination by the Company following the termination of the Employment Period that circumstances existed during the Employment Period that would have justified a termination by the Company for Cause.

(c) Termination by Executive. During the Employment Period, Executive may terminate Executive’s employment with the Company with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean a termination by Executive of Executive’s employment hereunder if (i) any of the following events occur without Executive’s consent, (ii) within 30 days after Executive learns of the occurrence of such event, Executive notifies the Company in writing that such event has occurred describing such event in reasonable detail and demanding cure, and (iii) such event is not cured within 30 days after Executive so notifies the Company: (a) a material diminution in Executive’s authority, duties or responsibilities that Executive has on the date hereof, (b) a reduction in the rate of Base Salary, other than in connection with an across the board reduction of the base salaries of senior executives of the Company generally, or (c) any material breach by the Company of any of its material obligations hereunder.

(d) Notice of Termination. Any termination of Executive’s employment by the Company pursuant to Section 7(a) (other than in the event of Executive’s death) or Section 7(b) or by Executive pursuant to Section 7(c) shall be communicated by a written Notice of Termination addressed to the other party to this Agreement. A “Notice of Termination” shall mean a notice stating that Executive’s employment with the Company has been or will be terminated.

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(e) Date of Termination. As used in this Agreement, the term “Date of Termination” shall mean (i) if Executive’s employment is terminated by Executive’s death, the date of Executive’s death; (ii) if Executive’s employment is terminated by the Company pursuant to Section 7(a) due to Executive’s Disability, 30 days after the date on which the Notice of Termination is given; provided, that, if Executive shall have returned to the performance of Executive’s duties on a full-time basis during such 30-day period, such Notice of Termination shall be of no force or effect; (iii) if Executive’s employment is terminated by the Company for Cause or by Executive for Good Reason, the date any applicable cure period expires (and, if there is no applicable cure period, the date specified in the Notice of Termination); provided, that if a party is entitled to cure the nature of such termination and so cures prior to the expiration of the applicable cure period, the Notice of Termination provided to such curing party shall be of no force or effect; and (iv) if Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which shall be 60 days after the date of such notice) and, if no such notice is given, 60 days after the date of termination of employment.

(f) Payments Upon Certain Terminations.

(i) Termination Without Cause or for Good Reason. If (A) the Company shall terminate Executive’s employment without Cause or (B) Executive shall terminate Executive’s employment for Good Reason, in each case, during the Employment Period, the Company shall pay to Executive:

(A) any accrued and unpaid Base Salary and vacation earned through the Date of Termination, which shall be paid on the tenth day after the Date of Termination (or, if such day is not a business day, the next business day after such day); plus

(B) as liquidated damages in respect of claims based on provisions of this Agreement and provided that Executive executes and delivers (and does not revoke) a general release of all claims in form and substance reasonably satisfactory to the Company within 60 days following the Date of Termination:

(I) six months’ Base Salary, which shall be paid in periodic installments on the Company’s regular payroll dates, beginning with the next payroll date immediately following the expiration of the 60th day following the Date of Termination (which first payment shall include any payments of Base Salary that should have been made during such 60-day period but for the 60-day release consideration period); plus

(II) a prorated Annual Bonus for the year of termination in an amount equal to (x) the Annual Bonus, multiplied by (y) a fraction, the numerator of which is the number of days Executive was employed by the Company during such calendar year and the denominator of which is 365, payable in accordance with Section 4(a) above.

(ii) Termination for Any Other Reason. If Executive’s employment is terminated for any reason other than those specified in Section 7(f)(i) during the Employment Period, the Company shall pay Executive on the tenth day after the Date of Termination (or, if such day is not a business day, the next business day after such day), any accrued and unpaid Base Salary and vacation earned through the Date of Termination.

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(iii) Effect of Termination on Other Plans and Programs. In the event that Executive’s employment with the Company is terminated for any reason, Executive shall be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of the Company in which Executive was a participant immediately prior to the Date of Termination in accordance with the terms thereof; provided, that, if Executive’s employment is terminated without Cause or for Good Reason, Executive shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any severance or incentive compensation and the provisions of this Section 7 shall supersede the provisions of any such plan, policy, program or practice.

(g) Resignation Upon Termination. Effective as of the date of Executive’s termination of employment with the Company, Executive shall resign, in writing, from all positions then held by Executive with the Company and its affiliates unless otherwise requested by the Company and agreed to by Executive.

(h) Cessation of Professional Activity. Upon delivery of a Notice of Termination by any party or a notice pursuant to Section 2(a), the Company may relieve Executive of Executive’s responsibilities described in Section 2(b) and require Executive to immediately cease all professional activity on behalf of the Company, in any such case, without such suspension or cessation constituting a termination by the Company without Cause or providing Executive with grounds to terminate Executive’s employment for Good Reason.

8. Restrictive Covenants

(a) Unauthorized Disclosure. During the Employment Period and following any termination thereof, without the prior written consent of a duly authorized representative of the Company except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use Executive’s best efforts to consult with the Company prior to responding to any such order or subpoena, and except as authorized in performance of Executive’s duties hereunder, Executive shall not use or disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, marketing plans, management organization information (including, but not limited to, data and other information relating to the Company or any affiliate thereof (the “Company Group”), or to the members of the boards of directors of the Company Group, or to the management of the Company Group), operating policies or manuals, business plans, financial records, or other financial, commercial, business or technical information (i) relating to the Company Group or (ii) that the Company Group may receive belonging to customers or others who do business with the Company Group (collectively, “Confidential Information”) to any third Person (defined below) unless such Confidential Information has been previously disclosed to the public generally or is in the public domain (in each case, other than by reason of Executive’s breach of this Section 8(a)).

(b) Non-Competition. During the period beginning on the date hereof and ending twelve months after the termination of Executive’s employment with the Company (the “Restriction Period”), Executive shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the Business (as defined below) of the Company Group in any jurisdiction in which the Company Group is engaged at the time of Executive’s termination of employment. For purposes of this Agreement, “Business” means the development and manufacture of energy storage products and solutions, including, without limitation, grid-scale energy storage, DC battery systems, electric utilities, applications in commercial and industrial, micro grid, telecom, military, renewables, and residential markets, and the provision of services related thereto.

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(c) Non-Solicitation of Employees. During the Restriction Period, Executive shall not, directly or indirectly, for Executive’s own account or for the account of any other natural person, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity (each, a “Person”) in any jurisdiction in which the Company Group has commenced or has documented plans, as of the termination of Executive’s employment with the Company, to commence operations during the Employment Period, (i) solicit for employment, employ or otherwise interfere with the relationship of the Company Group with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company Group at any time (a) during the Employment Period, in the case of such prohibited activity occurring during such time, or (b) during the twelve month period preceding such prohibited activity, in the case of such prohibited activity occurring during the Restriction Period but after the date of Executive’s termination of employment with the Company, in each case, other than any such solicitation or employment on behalf of or at the request of the Company Group during the Employment Period; or (ii) induce any employee of the Company Group to engage in any activity which Executive is prohibited from engaging in under any of this Section 8 or to terminate such employee’s employment with the Company.

(d) Non-Solicitation of Business Relationships. During the Restriction Period, Executive shall not, directly or indirectly, for Executive’s own account or for the account of any other Person, in any jurisdiction in which the Company Group has commenced or has made plans to commence operations, solicit, interfere with, or otherwise attempt to establish any business relationship of a nature that is competitive with the Business or relationship of the Company Group with any Person throughout the world which is or was a customer, client, distributor, supplier or vendor of the Business of the Company Group (x) at any time during the Employment Period (in the case of such prohibited activity occurring during such time) or (y) during the twelve month period preceding such prohibited activity (in the case of such prohibited activity occurring during the Restriction Period but after the date of Executive’s termination of employment with the Company), other than any such activity on behalf of or at the request of the Company Group during the Employment Period.

(e) Works for Hire.

(i) Generally. Executive agrees that the Company shall own all right, title and interest (including, but not limited to, patent rights, copyrights, trade secret rights and other rights throughout the world) in any inventions, works of authorship, ideas or information made or conceived or reduced to practice, in whole or in part, by Executive (either alone or with others) during the Employment Period (collectively “Developments”); provided, however, that the Company shall not own Developments for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which were developed entirely on Executive’s time, and (A) which do not relate (I) to the business of the Company Group or (II) to the actual or demonstrably anticipated research or development of the Company Group, and (B) which do not result from any work performed by Executive for the Company.

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(ii) Disclosure; Assignment. Subject to Section 8(e)(i), Executive will promptly and fully disclose to the Company, or any persons designated by it, any and all Developments made or conceived or reduced to practice or learned by Executive, either alone or jointly with others during the Employment Period. Executive hereby assigns all right, title and interest in and to any and all of these Developments to the Company. Executive shall further assist the Company, at the Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. Executive hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and on Executive’s behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Executive.

(iii) Copyright Act; Moral Rights. In addition, and not in contravention of Section 8(e)(i) or Section 8(e)(ii), Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USC §101). To the extent allowed by law, this Section 8(e) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent Executive retains any such Moral Rights under applicable law, Executive hereby waives such Moral Rights and consents to any action consistent with the terms of this Agreement with respect to such Moral Rights, in each case, to the full extent of such applicable law. Executive will confirm any such waivers and consents from time to time as requested by the Company.

(iv) Authorized Disclosure. Section 1833(b) of Title 18 of the United States Code states “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (b) solely for the purposes of reporting or investigating a suspended violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Company and Executive have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Company and Executive also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with Section 1833(b) of Title 18 of the United States Code or create liability for disclosures of trade secrets that are expressly allowed by Section 1833(b) of Title 18 of the United States Code.

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(f) Mutual Nondisparagement. Executive agrees that Executive shall neither, directly or indirectly, engage in any conduct or make any statement (including through social media) disparaging or criticizing in any way the Company Group, or any of their personnel, nor engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of the Company Group, the reputation of the Company Group, in each case, except to the extent required by law, and then only after consultation with the Company to the extent possible, or to enforce the terms of this Agreement. The Company agrees that it shall not, and the Company agrees that is shall instruct its senior executives and officers to not, directly or indirectly, engage in any conduct or make any statement (including through social media) disparaging or criticizing in any way Executive, nor engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of Executive, the reputation of Executive, in each case, (i) except to the extent required by law, and then only after consultation with Executive to the extent possible, (ii) to enforce the terms of this Agreement, or (iii) from discussing Executive in connection with normal performance evaluations.

(g) Return of Documents. In the event of the termination of Executive’s employment, Executive shall promptly deliver to the Company (i) all property of the Company Group then in Executive’s possession; and (ii) all documents and data of any nature and in whatever medium of the Company Group, and Executive shall not take with Executive any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

(h) Confidentiality of Agreement; Governmental Agency Exception. The parties to this Agreement agree not to disclose its terms to any Person, other than their attorneys, accountants, financial advisors or, in Executive’s case, members of Executive’s immediate family or, in the Company’s case, for any reasonable purpose that is reasonably related to its business operations; provided, that this Section 8(h) shall not be construed to prohibit any disclosure required by law or in any proceeding to enforce the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, this Agreement does not limit Executive’s ability to communicate with any government agency or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company or its affiliates. This Agreement does not limit Executive’s right to receive an award for information provided to any government agencies.

9. Certain Acknowledgments; Injunctive Relief with Respect to Covenants

(a) Executive acknowledges and agrees that Executive will have a prominent role in the development of the goodwill of the Company Group, and has and will establish and develop relations and contacts with the principal business relationships of the Company Group in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, the Company Group and that (i) in the course of Executive’s employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company Group in the United States of America and the rest of the world that could be used to compete unfairly with the Company Group; (ii) the covenants and restrictions contained in Section 8 are intended to protect the legitimate interests of the Company Group in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be bound by such covenants and restrictions.

(b) Injunctive Relief. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in Section 8 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company Group irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company Group may have.

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10. Entire Agreement

This Agreement constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by the Company and Executive with respect thereto, including, without limitation, the Consulting Agreement. All prior correspondence and proposals (including, but not limited to, summaries of proposed terms and the Consulting Agreement) and all prior offer letters, promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Executive by any other person) are merged herein and superseded hereby.

11. General Provisions

(a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and Executive’s heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 11(a). The Company may affect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means).

(b) Governing Law; Waiver of Jury Trial.

(i) Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of New Jersey, without regard to conflicts of laws provisions thereof that would require application to the laws of another jurisdiction other than those that mandatorily apply. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New Jersey and the federal courts of the United States of America located in the District of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(f) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

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(ii) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (B) each such party understands and has considered the implications of this waiver; and (C) each such party makes this waiver voluntarily.

(c) Taxes. All amounts payable and benefits provided hereunder shall be subject to any and all applicable taxes, as required by applicable Federal, state, local and foreign laws and regulations.

(d) Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a Person authorized by the Company and is agreed to in writing by Executive and, in the case of any such modification, waiver or discharge affecting the rights or obligations of the Company, is approved by a Person authorized thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(e) Legal Advice; Severability; Blue Pencil. Executive acknowledges that Executive has been advised to seek independent legal counsel for advice regarding the effect of the provisions of this Agreement, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Executive and the Company agree that the covenants contained in Section 8 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

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(f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (A) in writing; (B) delivered personally, by facsimile, by courier service or by certified or registered mail, first class postage prepaid and return receipt requested; (C) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof; and (D) if so mailed or delivered by courier service, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(I) If to the Company:

Eos Energy Solutions LLC

3920 Park Avenue

Edison, NJ 08820

Attn: Russell Stidolph, Chairman

Email: rstidolph@altenergyllc.com

With a copy (which shall not constitute notice) to:

Morrison Cohen LLP

909 Third Avenue

New York, NY 10022

Attn: David P. LaGalia, Esq.

  Anthony Saur, Esq.

Fax: (212) 735-8708

(II) If to Executive, at Executive’s residential address as currently on file with the Company.

(g) Survival. The Company and Executive hereby agree that certain provisions of this Agreement, including, but not limited to, Sections 8, 9, 10 and 11, shall survive the expiration of the Employment Period in accordance with their terms.

(h) Further Assurances. Each party hereto agrees with the other party hereto that it will cooperate with such other party and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other party may reasonably requests from time to time, to effectuate the provisions and purpose of this Agreement.

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(i) Section 409A. The parties intend that any amounts payable hereunder comply with or are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) (including under Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exceptions under subparagraph (iii) and subparagraph (v)(D)) and other applicable provisions of Treasury Regulation §§ 1.409A-1 through A-6). For purposes of Section 409A, each of the payments that may be made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. This Agreement shall be administered, interpreted and construed in a manner that does not result in the imposition of additional taxes, penalties or interest under Section 409A. The Company and Executive agree to negotiate in good faith to make amendments to the Agreement, as the parties mutually agree are necessary or desirable to avoid the imposition of taxes, penalties or interest under Section 409A. Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A. Notwithstanding the foregoing, the Company does not guarantee any particular tax effect, and Executive shall be solely responsible and liable for the satisfaction of all taxes, penalties and interest that may be imposed on or for the account of Executive in connection with the Agreement (including any taxes, penalties and interest under Section 409A), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold Executive (or any beneficiary) harmless from any or all of such taxes, penalties or interest. With respect to the time of payments of any amounts under the Agreement that are “deferred compensation” subject to Section 409A, references in the Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A. For the avoidance of doubt, it is intended that any expense reimbursement made to Executive hereunder shall be exempt from Section 409A. Notwithstanding the foregoing, if any expense reimbursement made hereunder shall be determined to be “deferred compensation” within the meaning of Section 409A, then (a) the amount of the indemnification payment or expense reimbursement during one taxable year shall not affect the amount of the expense reimbursement during any other taxable year, (b) the expense reimbursement shall be made on or before the last day of Executive’s taxable year following the year in which the expense was incurred and (c) the right to expense reimbursement hereunder shall not be subject to liquidation or exchange for another benefit.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy or “PDF” of this Agreement as a fully binding original.

(k) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(l) Condition Precedent. The effectiveness of this Agreement is contingent on (i) the Company’s successful completion of a satisfactory background investigation and reference check, as determined by the Company in its sole discretion and in accordance with the Company’s applicable policy and applicable law, and (ii) Executive’s compliance with applicable Federal law and the Immigration Reform and Control Act of 1986, and as a condition of employment, Executive must complete an Employment Verification Form I-9 and present proof of identity and employment eligibility to work in the United States to the Company within three days following the Commencement Date.

-- Signature page follows --

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IN WITNESS WHEREOF, the Company has duly executed this Agreement by their authorized representatives, and Executive has hereunto set Executive’s hand, in each case effective as of the Commencement Date.

EOS ENERGY SOLUTIONS LLC

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Chairman

EXECUTIVE

/s/ Mack Treece
Mack Treece

[Signature Page to Treece Employment Agreement]

Exhibit 10.13

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of [●] , 2020, by and between Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), and [●] (“Indemnitee”).

RECITALS

The Company believes that, in order to attract and retain highly qualified persons to serve as directors or in other capacities, including as officers, it must provide those persons with adequate protection through indemnification against the risk of claims and actions against them arising out of their services to and activities on behalf of the Company. The Third Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (“DGCL”). The Charter, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board of Directors of the Company (the “Board”), officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

The Company desires and has requested Indemnitee to serve as a [director] [officer] of the Company and, in order to induce the Indemnitee to serve as a [director] [officer] of the Company, the Company is willing to grant the Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve on the basis that such indemnification be provided.

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses. In consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

TERMS AND CONDITIONS

1. SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or in any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 14. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2. DEFINITIONS. As used in this Agreement:

(a) References to “agent” shall mean any person who is or was a director, officer or employee of the Company or a Subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary of the Company.

(b) (i) A “change in control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following: (A) any person (as defined below) is or becomes the beneficial owner (as defined below), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities, (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of that period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), clause (C) or clause (D) of this Section 2(b)(i) or a director whose initial nomination for, or assumption of office as, a member of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board, (C) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after the merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of the surviving entity, and (D) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, and (E) there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to those reporting requirement.

(ii) For purposes of Section 2(b)(i), the following terms have the following meanings:

(I) “person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that “person” shall exclude (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (c) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(II) “beneficial owner” has the meaning given to that term in Rule 13d-3 under the Exchange Act.

(c) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which that person is or was serving at the request of the Company.

(d) “Delaware Court” means the Court of Chancery of the State of Delaware.

(e) “Enterprise” means the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h) References to “fines” includes any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” includes any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, the director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

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(i) “Independent Counsel” means a law firm or a member of a law firm with significant experience in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j) The term “Person” has the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(k) The term “Proceeding” includes any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(l) The term “Subsidiary,” with respect to any Person, means any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of those Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

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4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee has been finally adjudged by a court to be liable to the Company; provided, however, that the Company shall indemnify, hold harmless and indemnify Indemnitee if the court in which the Proceeding was brought or the Delaware Court determines that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in the Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in the Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in the Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to the claim, issue or matter.

6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding (including, without limitation, any Proceeding to which Indemnitee was or is not a party or threatened to be made a party), Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

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7. ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS. Notwithstanding any limitation in Section 3, Section 4 or Section 5, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of those Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7 on account of Indemnitee’s conduct that constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law.

8. CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a) To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to the payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in the Proceeding) unless the settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) The Company shall fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

9. EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

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(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless, as provided pursuant to Section 8.1 of the Bylaws (or that provision as revised, amended or re-numbered), (i) the proceeding was authorized by the Board of Directors, or (ii) the indemnification is required to be made under Section 8.3 of the Bylaws, or any such provision as revised, amended or re-numbered, addressing the enforcement of an Indemnitee’s indemnification rights. Indemnitee shall seek payments or advances from the Company only to the extent that the payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

10. ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a) To the fullest extent permitted by the DGCL, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within 30 days after the receipt by the Company of a statement or statements requesting advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

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11. PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced in its defense of the action, suit or proceeding as a result of the failure. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor including any documentation and information reasonably available to Indemnitee and reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(b) With respect to any action, suit or proceeding of which the Company is notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of the action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of the notice, approval of that counsel by Indemnitee and the retention of that counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, reasonably concludes (with written notice being given to the Company setting forth the basis for the conclusion) that, in the conduct of the defense, there is or is reasonably likely to be a conflict of interest or position between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume the defense. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c) To the fullest extent permitted by the DGCL, the Company’s assumption of the defense of an action, suit or proceeding in accordance with Section 11(b) will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under this Agreement.

(d) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 11(a). If the Company determines that Indemnitee is entitled to indemnification or, as contemplated by Section 11(c), the Company has acknowledged the entitlement, the Company will make payment to Indemnitee of the indemnifiable amount within the 30 day period. If the Company is not deemed to have acknowledged the entitlement or the Company’s determination of whether to grant Indemnitee’s indemnification request has not been made within the 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 9, nonetheless be deemed to have been made and Indemnitee shall be entitled to indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of indemnification under the DGCL.

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(e) If (i) the Company determines that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within the 30 day period, (iv) advancement of Expenses is not timely made in accordance with Section 10, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to indemnification or advancement of Expenses. Indemnitee’s Expenses incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of Expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by the DGCL.

(f) Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement upon submission of a request therefor in accordance with Section 10 or Section 11, as the case may be. The Company shall have the burden of proof in overcoming the presumption, and the presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of Expenses unless the Company overcomes the presumption by clear and convincing evidence.

(g) If there is a change in control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and advancement of expenses under this Agreement, any other agreement or the Company’s Charter or Bylaws now or hereafter in effect, the Company shall seek legal advice only from independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). In addition, upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination, if required by the DGCL, with respect to Indemnitee’s entitlement thereto shall be made by the independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. The Company shall pay the reasonable fees of the independent counsel referred to above.

12. SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

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13. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a) The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when the Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to the amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by the change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The DGCL, the Charter and the Bylaws permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in the capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against that liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any Indemnification Arrangement.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which the person serves at the request of the Company, Indemnitee shall be covered by the policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under the policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause the insurers to pay, on behalf of Indemnitee, all amounts payable as a result of the Proceeding in accordance with the terms of the policies.

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(d) In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure those rights, including execution of any documents necessary to enable the Company to bring suit to enforce those rights.

(e) The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from the Enterprise. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing those duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

14. DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 8.3 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

15. SEVERABILITY. If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing the provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) the provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph, sentence or clause of this Agreement containing the provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

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16. ENFORCEMENT AND BINDING EFFECT.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b) Without limiting any of the rights of Indemnitee under the Charter or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties with respect to the subject matter hereof.

(c) The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.

(e) The Company and Indemnitee acknowledge that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that a breach may cause Indemnitee irreparable harm. Accordingly, Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall, to the fullest extent permitted by law, be entitled to specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

17. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

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18. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom the notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (iii) when delivered by email, solely if delivery is confirmed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company, to:

Eos Energy Enterprises, Inc.

3920 Park Avenue

Edison, New Jersey 08820

Attention: Joe Mastrangelo

Email: jmastrangelo@eosenergystorage.com

With a copy, which shall not constitute notice, to:

Morrison Cohen LLP

909 Third Avenue, 27th Floor

New York, New York, 10022

Attention: David LaGalia, Esq.

Zachary Jacobs, Esq.

Email: dlagalia@morrisoncohen.com

zjacobs@morrisoncohen.com

or to any other address as may have been furnished to Indemnitee in writing by the Company.

19. APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. To the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 18 or in any other manner permitted by law, shall be valid and sufficient service thereof.

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20. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. Only one counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

21. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

23. ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause the act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

24. MAINTENANCE OF INSURANCE. The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. Indemnitee shall be covered by the policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under the policy or policies. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.

[Signature Page Follows]

14

IN WITNESS WHEREOF, the parties have caused this Indemnity Agreement to be signed as of the day and year first above written.

EOS ENERGY ENTERPRISES, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:
Title:

[Signature Page to Indemnity Agreement]

Exhibit 16.1

November 20, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by B. Riley Principal Merger Corp. II (n/k/a Eos Energy Enterprise, Inc.) under Item 4.01 of its Form 8-K dated November 20, 2020. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of B. Riley Principal Merger Corp. II (n/k/a Eos Energy Enterprise, Inc.) contained therein.

Very truly yours,

Exhibit 21.1

EOS ENERGY ENTERPRISES, INC.

LIST OF SUBSIDIARIES

(as of November 16, 2020)

Name of Subsidiary	Country (State)	Percent Ownership
Eos Energy Enterprises Intermediate Holdings, LLC	United States (Delaware)	100%
Eos Energy Storage LLC	United States (Delaware)	100%
Eos Services, LLC	United States (Delaware)	100%

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 16, 2020 (the “Closing Date”), Eos Energy Enterprises, Inc. (formerly known as B. Riley Principal Merger Corp. II), a Delaware corporation (the “Company”), consummated its acquisition of Eos Energy Storage, LLC., a Delaware corporation (“Eos”), pursuant to the Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from “B. Riley Principal Merger Corp II” to “Eos Energy Enterprises, Inc.”, (“EOSE”).

On November 12, 2020, the Business Combination was approved by the stockholders of the Company at a special meeting (the “Special Meeting”). The Business Combination was completed on November 16, 2020. In connection with the Business Combination, 6,442,195 shares of the Company’s common stock were redeemed at a per share price of approximately $10.10. Upon the Closing, the Company had 49,813,547 shares of common stock outstanding, 32,421,362 of which were held by non-affiliates of the Company.

For purposes of the unaudited pro forma condensed combined financial information, the aggregate consideration for the Business Combination was $300 million or 30 million shares.

Immediately prior to the Closing, pursuant to subscription agreements (the “Subscription Agreements”) with certain institutional and accredited investors (“PIPE investors”), the Company issued an aggregate of 4 million shares of common stock for $10.00 per share, for an aggregate purchase price of $40 million.

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of the Company and Eos, adjusted to give effect to the Business Combination and the equity financing provided by the Equity Commitment Letter and Subscription Agreements with PIPE investors. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination and equity financing had been completed on September 30, 2020. The following unaudited pro forma condensed combined statement of operations for the nine-months ended September 30, 2020 and for the fiscal year ended December 31, 2019 gives pro forma effect to the Business Combination and equity financing as if they had been completed on January 1, 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

This information has been developed from and should be read together with Eos’s audited and unaudited financial statements and related notes incorporated by reference, the sections of the Company’s first amendment to registration statement filed with the U.S. Securities and Exchange Commission on November 13, 2020 titled “Eos’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference and other financial information incorporated by reference. The financial information as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019 was derived from the unaudited and audited financial statements and related notes included in the Company’s amended registration statement filed with the U.S. Securities and Exchange Commission on November 13, 2020. The information related to the Company should be read together with the section of the Company’s amended registration statement filed with the U.S. Securities and Exchange Commission on November 13, 2020 titled “BMRG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Business Combination is accounted for under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, business combinations (“ASC 805”), as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Eos has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	Eos’s senior management will comprise the senior management of the combined company,

●	Eos will have greater influence in putting forth the relative majority of the members of the initial Board of Directors,

●	Eos’s operations will comprise the ongoing operations of the combined company; and

●	The relative size of BMRG is larger based on assets

ASC 805 provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company; the existence of a large minority voting interest in the combined entity (if no other owner or organized group of owners has a significant voting interest); the composition of the board of directors and senior management of the combined company; the relative size of each company; and the terms of the exchange of equity securities in the transaction, including payments of any premium. The preponderance of the evidence discussed above supports the conclusion that Eos is the accounting acquirer in the Business Combination. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Eos issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

At Closing Eos’s security holders received aggregate consideration with a value equal to $300 million.

In the Business Combination, the Company merged with and into Eos, and Eos became a wholly-owned subsidiary of the Company. Upon the Closing, the Company changed its name to “Eos Energy Enterprises, Inc.”

Financing for the business combination and for related transaction expenses will consisted of:

●	$176.8 million of proceeds from the Company’s IPO on deposit in the trust account (plus any interest income accrued thereon since the IPO), net of $65.1 million in redemptions of shares of Class A common stock in connection with the business combination; and

●	$40 million of proceeds from the Equity Commitment Letter and Subscription Agreements with PIPE investors.

The unaudited pro forma condensed combined financial information has been prepared after giving effect to the Business Combination, and the redemption rights exercised by the Company’s public stockholders, where 6,442,195 public shares were redeemed.

2

EOS ENERGY ENTERPRISES, INC. UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET

September 30, 2020

	B. Riley Principal Merger Corp. II (Historical)	EOS Energy Storage LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$315	$6,534	$40,000	(1)	$138,732
			2,500	(2)
			111,712	(3)
			(22,329	)(4)
Grants receivable		286			286
Accounts receivable		35			35
Inventory		78			78
Vendor deposits		646			646
Vendor deposits – related party		3,143			3,143
Deferred transaction costs		2,386	(2,386	)(4)	—
Prepaid expenses and other current assets	236	211			447
Total current assets	551	13,319	129,497		143,367
Property and equipment, net		5,817			5,817
Intangible assets, net		330			330
Investment held in Trust Account	176,778		(176,778	)(3)	—
Investment in joint venture		2,017			2,017
Security deposit		810			810
Total Assets	$177,329	$22,293	$(47,281)		$152,341

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,809	$15,453	(6,057	)(4)	$11,205
Provision for firm purchase commitments		5,807			5,807
Convertible notes payable – related party		108,353	(108,353	)(5)	—
Payable to related party	44				44
Long term debt, current portion		912			912
Capital lease, current portion		11			11
Embedded derivative liability		371	(371	)(5)	—
Contract liabilities, current portion		310			310
Total current liabilities	1,853	131,217	(114,781)		18,289
Long-term liabilities:
Deferred rent		750			750
Long-term debt		491			491
Capital lease		11			11
Total Liabilities	1,853	132,469	(114,781)		19,541

3

EOS ENERGY ENTERPRISES, INC. UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET – (Continued)

September 30, 2020

	B. Riley Principal Merger Corp. II (Historical)	EOS Energy Storage LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined

Common stock subject to redemption	170,476		(65,066	)(3)	—
			(105,410	)(6)
Contingently redeemable preferred stock		118,624	(118,624	)(5)	—
Stockholders’ Equity:
Members’ capital		20,616	(20,616	)(5)	—
Common stock			3	(5)	5
			1	(1)
			1	(6)
Additional paid-in capital	7,048		39,999	(1)	395,661
			2,500	(2)
			247,960	(5)
			105,409	(6)
			(8,796	)(4)
			1,540	(8)
Contingently Issuable Shares			16,150	(7)	16,150
Retained earnings (deficit)	(2,048)	(249,416)	(9,862	)(4)	(279,016)
			(16,150	)(7)
			(1,540	)(8)
Total Stockholders’ equity	5,000	(228,800)	356,600		132,800

Total liabilities and stockholders’ equity	$177,329	$22,293	$(47,281)		$152,341

4

EOS ENERGY ENTERPRISES, INC. UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2020

	B. Riley Principal Merger Corp. II (Historical)	EOS Energy Storage LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Total net revenues	$—	$35	$—		$35
Operating expenses:
Cost of goods sold		6,161			6,161
Research and development expenses		8,360			8,360
General and administrative costs	2,075	8,241			10,316
Grant expense, net		728			728
Total operating expenses	2,075	23,490	—		25,565
Operating income (loss)	(2,075)	(23,455)	—		(25,530)
Other Income (Expense):
Loss from equity in unconsolidated joint venture		(133)			(133
Interest income	28	—			28
Interest expense		(115)			(115)
Interest expense – related party		(23,366)	23,366	(1)	—
Change in fair value, embedded derivative		1,721	(1,721	)(1)	—
Income (loss) before income tax expense	(2,047)	(45,348)	21,645		(25,750)
Income tax expense
Net income (loss)	$(2,047)	$(45,348)	$21,645		$(25,750)

Earnings per Share
Weighted average shares outstanding, basic and diluted	7,654,134				49,813,547	(2)
Basic and diluted net income per share	$(0.27)				$(0.52	)(2)

5

EOS ENERGY ENTERPRISES, INC. UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED DECEMBER 31, 2019

	B. Riley Principal Merger Corp. II (Historical)	EOS Energy Storage LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Total net revenues	$—	$496	$—		$496
Operating expenses:
Cost of goods sold		8,332			8,332
Research and development expenses		11,755			11,755
General and administrative costs	—	7,710			7,710
Grant expense, net		(469)			(469)
Total operating expenses	—	27,328	—		27,328
Operating income (loss)	—	(26,832)	—		(26,832)
Other Income (Expense):
Sale of state net operating loss		4,060			4,060
Loss from equity in unconsolidated joint venture		(178)			(178)
Interest income		2			2
Interest expense – related party		(49,708)	49,708	(1)	—
Loss on extinguishment of convertible notes		(6,111)	6,111	(1)	—
Change in fair value, embedded derivative		(716)	716	(1)	—
Income (loss) before income tax expense	—	(79,483)	56,535		(22,948)
Income tax expense
Net income (loss)	$—	$(79,483)	$56,535		$(22,948)

Earnings per Share
Weighted average shares outstanding, basic and diluted	5,000,000				49,813,547	(2)
Basic and diluted net income per share	$(0.00)				$(0.46	)(2)

6

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Company’s historical results reflect the audited consolidated statement of operations for the year ended December 31, 2019, unaudited condensed balance sheet as of September 30, 2020 and unaudited condensed statement of operations for the nine-months ended September 30, 2020 under GAAP. Eos’s historical results reflect their audited consolidated statement of operations for the year ended December 31, 2019, unaudited condensed balance sheet as of September 30, 2020 and unaudited condensed statement of operations for the nine-months ended September 30, 2020 under GAAP.

Description of the Business Combination

As previously mentioned, Eos Energy Enterprises, Inc. (formerly known as B. Riley Principal Merger Corp. II), a Delaware corporation (the “Company”), consummated its previously announced acquisition of Eos Energy Storage, LLC., a Delaware corporation (“Eos”), on November 16, 2020 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Under applicable accounting standards, Eos will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. Accordingly, the accounting for the transaction is similar to that of a capital infusion to Eos. Net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded.

The following table sets forth the net assets of the Company as of September 30, 2020 (in thousands):

Cash	$315
Prepaid expenses and other current assets	236
Cash held in Trust Account	176,778
Accounts payable and accrued expenses	(1,809)
Payable to related party	(44)
Net assets acquired	$175,476

7

For purposes of the unaudited pro forma condensed combined financial information, the table below represents the sources and uses of funds as it relates to the Business Combination:

Sources and Uses (in thousands)
Sources		Uses
BMRG Cash Held in Trust(1)	$176,761	Stock Consideration	300,000
Issuance of Shares	300,000	Fees and Expenses(3)	22,329
PIPE(2)	40,000	Cash to facilitate growth(4)	129,366
		Cash to redeeming shareholders(5)	65,066
Total Sources	$516,761	Total Uses	$516,761

(1)	Represents the amount of the restricted investments and cash held in the Trust account upon consummation of the Business Combination at Closing.
(2)	Represents the issuance, in a private placement to be consummated concurrently with the Closing, to third-party investors of 4,000,000 shares of Class A common stock.
(3)	Represents the estimated total fees and expenses incurred as part of the acquisition paid at the Closing.
(4)	Represents estimated remaining cash that will be used to fund operations/growth and working capital needs of the Company after the Closing.
(5)	Represents the redemption of 36.8% of the Company’s public shares through the exercise of the shareholders’ redemption rights.

Basis of the Pro Forma Presentation

As a result of the consummation of the Business Combination, the Company will adopt Eos’s accounting policies. Eos may identify differences between the accounting policies of the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2 — Pro Forma Adjustments

(a)  Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020 (in thousands)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

Represents pro forma adjustments to the cash balance to reflect the following:

	(in thousands)
PIPE Investment	$40,000	(1)
Holtec Investment	2,500	(2)
Investment held in Trust Account	176,778	(3)
Payment of transaction costs	(22,329	)(4)
Redemption of Class A Common Stock	(65,066	)(3)
	$131,883

8

(1)	Private Investment in Public Entity (PIPE) — Represents the issuance, in a private placement of equity, of 4,000,000 shares of Class A common stock at a price of $10.00 per share, upon the Closing.

(2)	Holtec Investment — Represents the issuance of preferred stock of the Company to Holtec International for its investment of $10 million in Eos, $7.5 million of which Holtec had funded as of September 30, 2020. The balance of $2.5 million was funded on October 15, 2020. Holtec International invested in Eos prior to the Closing and therefore became part of the existing Eos shareholder base to which common stock of the Company was issued.

(3)	Reflects the reclassification of $176.8 million of cash and cash equivalents held in the Trust Account, net of the $65.1 million of redemptions, available upon consummation of the Business Combination to fund the Closing. The redemptions represent 6,442,195 Class A common stock at a price of $10.10 per share with the remainder allocated to common stock at a par value of $0.0001 per share and any excess to additional paid-in capital. Class A common stock of EOSE that was not redeemed was rolled over into Class A shares of our common stock.

(4)	Reflects the payment of the acquisition-related transaction costs incurred of approximately $22.3 million for advisory, banking, printing, legal, and accounting fees that are either expensed or capitalized as part of the merger (see Sources and Uses table above). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a decrease in retained earnings and additional paid-in capital (this is a preliminary allocation). These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and are nonrecurring.

(5)	Reflects the issuance of 30,000,000 shares as merger consideration in connection with the business combination and conversion of the convertible notes payable — related party and the associated embedded derivative of Eos to units of Eos, which were then exchanged for the common stock of the Company as well as the exchange of Eos’s historical common and preferred units to common stock of the Company.

(6)	Reflects the adjustment of BMRG’s historical common stock subject to redemption to equity of the Company.

(7)	Following the Closing, and as additional consideration for the merger, EOSE will issue within five years from the Closing Date to each unitholder of Eos its pro-rata proportion of a one-time issuance of an aggregate of 2,000,000 EOSE Shares (the “Earn-out Shares”), upon the occurrence of any of the triggering events mentioned below.

The Earn-out Shares will be issued, following the Closing, and within five Business Days after i) the closing share price of the Company’s shares on the principal securities exchange or securities market on which the shares are then traded equaling or exceeding $16.00 per share for any 20 trading days within any consecutive 30-trading day period during the period from the closing date to the fifth anniversary of the closing date (“Earn-out Period”) or ii) a change of control during the Earn-out Period.

A triggering event shall only occur once if at all, and, in no event shall the unitholders be entitled to receive more than an aggregate of 2,000,000 Earn-out Shares, and if a triggering event does not occur during the Earn-out Period, no Earn-out Shares shall be issued and the Company will not have any liability under this clause. Because this is a reverse acquisition, contingent shares issued to the stockholders of the accounting acquirer should be included in earnings per share from the date of issuance.

The Company has estimated the fair value of the contingently issuable shares to be $16.2 million. This is a preliminary valuation which will be finalized in the accounting for the reverse recapitalization based upon the fair value as of the close of the merger. This is initially recorded as a distribution to shareholders and is presented as contingently issuable shares. Upon the occurrence of a triggering event, any issuable shares would be transferred from contingently issuable shares to common stock and additional paid in capital. Any contingently issuable shares not issued as a result of a triggering event not being attained by the end of Earn-out Period will be cancelled.

(8)	Share-based compensation. Represents the vesting of the certain performance-based awards associated with the historical share-based compensation plan of Eos. These awards fully vest upon a qualifying event (i.e. a qualified financing event), which will be recognized upon closing of the Business Combination. This vesting adjustment is considered to be a one-time charge and is not expected to have a continuing impact on the combined results; thus it is not reflected in the pro forma statements of operations.

9

(b) Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine-months ended September 30, 2020 are as follows:

(1) Reflects the adjustment to interest expense and change in fair value associated with the conversion of Eos’s convertible notes payable — related party to the common stock of the Company.

(2) Reflects pro forma net loss per share based on 49,813,547 total basic shares outstanding upon consummation of the business combination of $(0.52).

(c) Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

(1) Reflects the adjustment to interest expense, change in fair value, and loss on extinguishment associated with the conversion of Eos’s convertible notes payable — related party to the common stock of the Company.

(2)  Reflects pro forma net loss per share based on 49,813,547 total basic shares outstanding upon consummation of the business combination of $(0.46).

10

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2020

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), filed on November 20, 2020 (the “Original Report”), in which the Company reported, among other events, the completion of the Business Combination.

Due to the large number of events reported under the specified items of the Original Report, this Amendment No. 1 is being filed in order to include additional matters related to the Business Combination under Items 5.03, 5.05 and 5.06 of Form 8-K

This Amendment No. 1 does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments at the Company or its subsidiaries subsequent to the filing date of the Original Report. The information previously reported in or filed with the Original Report is hereby incorporated by reference to this Form 8-K/A.

Capitalized terms used herein by not defined herein have the meanings given to such terms in the Original Report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of the Original Report is incorporated by reference into this Item 5.03.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective November 15, 2020, the board of directors of the Company adopted an updated Code of Business Conduct and Ethics (the “Revised Code”). The Revised Code applies to all employees, officers and directors of the Company, as well as to the Company’s agents, representatives and consultants. The Revised Code was adopted to reflect what the Company considers to be current best practices and policies regarding anti-bribery and corruption. The adoption of the Revised Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code of Business Conduct and Ethics.

The above description of the Revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Code, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference. The Revised Code is also available on the Company’s website (https://investors.eose.com) under the link “Governance – Governance Documents”. The contents of the Company’s website are not incorporated by reference in this report or made a part hereof for any purpose.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company (as defined in Rule 12b-2 of the Exchange Act) upon the Closing. The material terms of the Business Combination are described in the Proxy Statement in the sections titled “The Business Combination Proposal” and “The Merger Agreement,” which are incorporated herein by reference. Further Reference is made to the disclosure in the Prospectus under the section titled “The Business Combination” and its subsection titled “Merger Agreement.” Further reference is made to the information contained in Item 2.01 of the Original Report, which is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Document

14.1	Code of Business Conduct and Ethics

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: November 20, 2020	By:	/s/ Sagar Kurada
		Name:	Sagar Kurada
		Title:	Chief Financial Officer

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Exhibit 14.1

EOS ENERGY ENTERPRISES, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

I. INTRODUCTION

A. Purpose

This Code of Business Conduct and Ethics (the “Code”) contains general guidelines for conducting the business of EOS Energy Enterprises, Inc. (the “Company” or “we”) consistent with the highest standards of business ethics. To the extent this Code requires a higher standard than required by commercial practice or applicable laws, rules or regulations, the Company adheres to these higher standards.

This Code applies to all of our directors, officers and other employees. We refer to all officers and other employees covered by this Code as “Company employees” or simply “employees,” unless the context otherwise requires. In this Code, we refer to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, as our “principal financial officers.”

B. Seeking Help and Information

This Code is not intended to be a comprehensive rulebook and cannot address every situation that you may face. If you feel uncomfortable about a situation or have any doubts about whether it is consistent with the Company’s ethical standards, seek help. We encourage you to contact your supervisor for help first. If your supervisor cannot answer your question or if you do not feel comfortable contacting your supervisor, contact the Company’s Legal Department.

C. Reporting Violations of the Code

All employees and directors have a duty to report any known or suspected violation of this Code, including violations of the laws, rules, regulations or policies that apply to the Company. If you know of or suspect a violation of this Code, immediately report the conduct to your supervisor or the Company’s Legal Department. The Company’s Legal Department will work with you and your supervisor or other appropriate persons to investigate your concern. All reports of known or suspected violations of the law or this Code will be handled sensitively and with discretion. Your supervisor, the Company’s Legal Department and the Company will protect your confidentiality to the extent possible, consistent with applicable laws and the Company’s need to investigate your concern.

It is Company policy that any employee or director who violates this Code will be subject to appropriate discipline, which may include, for an employee, termination of employment or, for a director, a request that such director resign from the Board of Directors of the Company (the “Board of Directors”). This determination will be based upon the facts and circumstances of each particular situation. If you are accused of violating this Code, you will be given an opportunity to present your version of the events at issue prior to any determination of appropriate discipline. Employees and directors who violate the law or this Code may expose themselves to substantial civil damages, criminal fines and prison terms. The Company may also face substantial fines and penalties and may incur damage to its reputation and standing in the community. Your conduct as a representative of the Company, if it does not comply with the law or with this Code, can result in serious consequences for both you and the Company.

D. Policy Against Retaliation

The Company prohibits retaliation against an employee or director who, in good faith, seeks help or reports known or suspected violations. Any reprisal or retaliation against an employee or director because the employee or director, in good faith, sought help or filed a report will be subject to disciplinary action, including potential termination of employment.

E. Waivers of the Code

Any waiver of this Code for our directors, executive officers or other principal financial officers may be made only by our Board of Directors and will be disclosed to the public as required by law or the rules of The Nasdaq Stock Market LLC, when applicable. Waivers of this Code for other employees may be made only by our Chief Executive Officer or Legal Department and will be reported to our Audit Committee.

II. CONFLICTS OF INTEREST

A. Identifying Potential Conflicts of Interest

Employees, officers and directors must act in the best interests of the Company. You must refrain from engaging in any activity or having a personal interest that presents a “conflict of interest” and should seek to avoid even the appearance of a conflict of interest. A conflict of interest occurs when your personal interest interferes with the interests of the Company. A conflict of interest can arise whenever you, as an employee, officer or director, take action or have an interest that prevents you from performing your Company duties and responsibilities honestly, objectively and effectively.

Identifying potential conflicts of interest may not always be clear-cut. The following situations might reasonably be expected to give rise to a conflict of interest and should be identified to, and addressed by, the Legal Department or the Board of Directors:

●	Outside Employment. An employee being employed by, serving as a director of, or providing any services to a company that the individual knows or suspects is a material customer, supplier or competitor of the Company (other than services to be provided as part of an employee’s job responsibilities for the Company).

●	Improper Personal Benefits. An employee or director obtaining any material (as to him or her) personal benefits or favors, either directly or indirectly, because of his or her position with the Company. Please see “Gifts and Entertainment” below for additional guidelines in this area.

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●	Financial Interests. An employee having a “material interest” (ownership or otherwise) in any company that the individual knows or suspects is a material customer, supplier or competitor of the Company and using his or her position to influence a transaction with such company. Whether an employee has a “material interest” will be determined by the Legal Department or the Board of Directors, as applicable, in light of all of the circumstances, including consideration of the relationship of the employee to the customer, supplier or competitor, the relationship of the employee to the specific transaction and the importance of the interest to the employee having the interest.

●	Loans or Other Financial Transactions. An employee or director obtaining loans or guarantees of personal obligations from, or entering into any other personal financial transaction with, any company that the individual knows or suspects is a material customer, supplier or competitor of the Company. This guideline does not prohibit arms-length transactions with banks, brokerage firms or other financial institutions.

●	Service on Boards and Committees. An employee or director serving on a board of directors or trustees or on a committee of any entity (whether for-profit or not-for-profit) whose interests reasonably would be expected to conflict with those of the Company.

●	Actions of Family Members. The actions of family members outside the workplace may also give rise to the conflicts of interest described above because they may influence an employee’s or director’s objectivity in making decisions on behalf of the Company. For purposes of this Code, “family members” include your spouse or life-partner, brothers, sisters, parents, in-laws and children whether such relationships are by blood or adoption.

For purposes of this Code, a company is a “material” customer if the customer has made payments to the Company in the past year in excess of $200,000 or 5% of the Company’s gross revenues, whichever is greater. A company is a “material” supplier if the supplier has received payments from the Company in the past year in excess of $200,000 or 5% of the supplier’s gross revenues, whichever is greater. If you are uncertain whether a particular company is a material customer or supplier, please contact the Company’s Legal Department for assistance.

B. Disclosure of Conflicts of Interest

The Company requires that employees and directors disclose any situation that reasonably would be expected to give rise to a conflict of interest. If you suspect that you have a situation that could give rise to a conflict of interest, or something that others could reasonably perceive as a conflict of interest, you must report it in writing to your supervisor or the Company’s Legal Department, or if you are a director or executive officer, to the Board of Directors. The Company’s Legal Department or the Board of Directors, as applicable, will work with you to determine whether you have a conflict of interest and, if so, how best to address it. All transactions that would give rise to a conflict of interest involving a director, executive officer or principal financial officer must be approved by the Board of Directors, and any such approval will not be considered a waiver of this Code.

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III. CORPORATE OPPORTUNITIES

As an employee or director of the Company, you have an obligation to advance the Company’s interests when the opportunity to do so arises. If you discover or are presented with a business opportunity through the use of corporate property or information or because of your position with the Company, you should first present the business opportunity to the Company before pursuing the opportunity in your individual capacity. No employee or director may use corporate property, information or his or her position with the Company for personal gain while employed by us or, for a director, while serving on our Board of Directors.

You should disclose to your supervisor the terms and conditions of each business opportunity covered by this Code that you wish to pursue. Your supervisor will contact the Company’s Legal Department and the appropriate management personnel to determine whether the Company wishes to pursue the business opportunity. If the Company waives its right to pursue the business opportunity, you may pursue the business opportunity on the same terms and conditions as originally proposed and consistent with the other ethical guidelines set forth in this Code.

IV. CONFIDENTIAL INFORMATION

Employees and directors have access to a variety of confidential information regarding the Company. Confidential information includes all non-public information that might be of use to competitors, or, if disclosed, harmful to the Company or its collaborators, customers or suppliers. Employees and directors have a duty to safeguard all confidential information of the Company or third parties with which the Company conducts business, except when disclosure is authorized or legally mandated. Unauthorized disclosure or use of any confidential information is prohibited. Additionally, employees and directors should take appropriate precautions to ensure that confidential or sensitive business information, whether it is proprietary to the Company or another company, is not communicated within the Company except to employees and directors who have a need to know such information to perform their responsibilities for the Company. An employee’s and director’s obligation to protect confidential information continues after he or she leaves the Company. Unauthorized disclosure or use of confidential information could cause competitive harm to the Company or its collaborators, customers or suppliers and could result in legal liability to you and the Company.

Any questions or concerns regarding whether disclosure or use of Company information is legally mandated should be promptly referred to the Company’s Legal Department.

V. COMPETITION AND FAIR DEALING

All employees should endeavor to deal fairly with fellow employees and with the Company’s collaborators, licensors, customers, suppliers and competitors. Employees should not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice. Employees should maintain and protect any intellectual property licensed from licensors with the same care as they employ with regard to Company-developed intellectual property. Employees should also handle the nonpublic information of our collaborators, licensors, suppliers and customers responsibly and in accordance with our agreements with them, including information regarding their technology and product pipelines.

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VI. GIFTS AND ENTERTAINMENT

The giving and receiving of gifts is a common business practice. Appropriate business gifts and entertainment are welcome courtesies designed to build relationships and understanding among business partners. Gifts and entertainment, however, should not compromise, or appear to compromise, your ability to make objective and fair business decisions. In addition, it is important to note that the giving and receiving of gifts are subject to a variety of laws, rules and regulations applicable to the Company’s operations. These include, without limitation, laws covering the marketing of products, bribery and kickbacks. You are expected to understand and comply with all laws, rules and regulations that apply to your job position.

It is your responsibility to use good judgment in this area. As a general rule, and subject to restrictions set forth in this Code, you may give or receive gifts or entertainment to or from collaborators, customers or suppliers only if the gift or entertainment is infrequent, modest, intended to further legitimate business goals, in compliance with applicable law and industry codes, and provided the gift or entertainment would not be viewed as an inducement to or reward for any particular business decision. All gifts and entertainment expenses should be properly accounted for on expense reports.

If you conduct business in other countries, you must be particularly careful that gifts and entertainment are not construed as bribes, kickbacks or other improper payments. See “The Foreign Corrupt Practices Act” section of this Code for a more detailed discussion of our policies regarding giving or receiving gifts related to business transactions in other countries.

You should make every effort to refuse or return a gift that is beyond these permissible guidelines. If it would be inappropriate to refuse a gift or you are unable to return a gift, you should promptly report the gift to your supervisor. Your supervisor will bring the gift to the attention of the Legal Department, who may require you to donate the gift to an appropriate community organization. If you have any questions about whether it is permissible to accept a gift or something else of value, contact your supervisor or a principal financial officer for additional guidance.

Note: Gifts and entertainment may not be offered or exchanged under any circumstances to or with any employees of the U.S. government or state or local governments. If you have any questions about this policy, contact your supervisor or the Company’s Legal Department for additional guidance. For a more detailed discussion of special considerations applicable to dealing with the U.S., state and local governments, see “Interactions with Governments.”

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VII. COMPANY RECORDS

Accurate and reliable records are crucial to our business. Our records are the basis of our earnings statements, financial reports, regulatory submissions and many other aspects of our business and guide our business decision-making and strategic planning. Company records include financial records, personnel records, records relating to our technology and product development, clinical development, customer collaborations, manufacturing and regulatory submissions and all other records maintained in the ordinary course of our business.

All Company records must be complete, accurate and reliable in all material respects. Each employee and director must follow any formal document retention policy of the Company with respect to Company records within such employee’s or director’s control. Please contact your supervisor or the Company’s Legal Department to obtain a copy of any such policy or with any questions concerning any such policy.

VIII. PROTECTION AND USE OF COMPANY ASSETS

Employees should protect the Company’s assets and ensure their efficient use for legitimate business purposes only and not for any personal benefit or the personal benefit of anyone else. Theft, loss, damage, unauthorized or improper use, and waste have a direct impact on the Company’s financial performance. The use of Company funds or assets, whether or not for personal gain, for any unlawful or improper purpose is prohibited.

On a daily basis, information about the Company, our business partners and other third parties, crosses though our systems. We are committed to ensuring that the information going through our systems is used properly and remains secure. We must pay close attention to how this information is used, how we secure our systems—including passwords—and work together to make sure that we use our business systems carefully.

Employees should be aware that Company property includes all data and communications transmitted or received to or by, or contained in, the Company’s electronic or telephonic systems. Company property also includes all written communications. Employees and other users of this property should have no expectation of privacy with respect to these communications and data. To the extent permitted by law, the Company has the ability, and reserves the right, to monitor all electronic and telephonic communication. These communications may also be subject to disclosure to law enforcement or government officials.

IX. ACCURACY OF FINANCIAL REPORTS AND OTHER PUBLIC COMMUNICATIONS

As a public company we are subject to various securities laws, regulations and reporting obligations. Both federal law and our policies require the disclosure of accurate and complete information regarding the Company’s business, financial condition and results of operations. Inaccurate, incomplete or untimely reporting will not be tolerated and can severely damage the Company and result in legal liability.

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The Company’s principal financial officers and other employees working in the finance department have a special responsibility to ensure that all of our financial disclosures are full, fair, accurate, timely and understandable. These employees must understand and strictly comply with generally accepted accounting principles and all standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.

X. COMPLIANCE WITH LAWS AND REGULATIONS

Each employee and director has an obligation to comply with all laws, rules and regulations applicable to the Company’s operations. These include, without limitation, laws covering bribery and kickbacks, the development, testing, approval, manufacture, marketing and sale of our products and product candidates, copyrights, trademarks, trade secrets and confidential information, information privacy, insider trading, illegal political contributions, antitrust prohibitions, foreign corrupt practices, offering or receiving gratuities, environmental hazards, employment discrimination or harassment, occupational health and safety, false or misleading financial information or misuse of corporate assets. You are expected to understand and comply with all laws, rules and regulations that apply to your job position. If any doubt exists about whether a course of action is lawful, you should seek advice from your supervisor or the Company’s Legal Department.

A. Interactions with the Government

1. Conducting Business with the Government

The Company may conduct business with the U.S. government, state and local governments and the governments of other countries. The Company is committed to conducting its business with all governments and their representatives with the highest standards of business ethics and in compliance with all applicable laws and regulations, including the special requirements that apply to communications with governmental bodies that may have regulatory authority over our products and operations, such as government contracts and government transactions.

If your job responsibilities include interacting with the government, you are expected to understand and comply with the special laws, rules and regulations that apply to your job position as well as with any applicable standard operating procedures that the Company has implemented. If any doubt exists about whether a course of action is lawful, you should seek advice immediately from your supervisor and the Company’s Legal Department.

In addition to the above, you must obtain approval from the Company’s Chief Executive Officer or his or her designee for any work activity that requires communication with any member or employee of a legislative body or with any government official or employee. Work activities covered by this policy include meetings with legislators or members of their staffs or with senior executive branch officials on behalf of the Company. Preparation, research and other background activities that are done in support of lobbying communication are also covered by this policy even if the communication ultimately is not made. If any doubt exists about whether a given work activity would be considered covered by this provision, you should seek advice immediately from your supervisor and the Company’s Legal Department.

2. External Investigations, Audits and Government Inquiries

On occasion, we may be asked to participate in an audit or internal/external investigation. If this happens, it is important to cooperate fully and communicate honestly. We may also receive a request for documents or a request to meet with regulators or lawyers in connection with a legal proceeding or government investigation. If you receive such a request, you should immediately contact the Legal Department for assistance.

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B. Political Contributions and Volunteer Activities

The Company encourages its employees and directors to participate in the political process as individuals and on their own time. However, federal and state contribution and lobbying laws severely limit the contributions the Company can make to political parties or candidates. It is Company policy that Company funds or assets not be used to make a political contribution to any political party or candidate, unless prior approval has been given by our Chief Executive Officer or his or her designee. The Company will not reimburse you for personal political contributions. When you participate in non-Company political affairs, you should be careful to make it clear that your views and actions are your own, and not made on behalf of the Company. Please contact the Company’s Legal Department if you have any questions about this policy.

C. Compliance with Antitrust Laws

Antitrust laws of the United States and other countries are designed to protect consumers and competitors against unfair business practices and to promote and preserve competition. Our policy is to compete vigorously and ethically while complying with all antitrust, monopoly, competition or cartel laws in all countries, states or localities in which the Company conducts business. Violations of antitrust laws may result in severe penalties against the Company and its employees, including potentially substantial fines and criminal sanctions. You are expected to maintain basic familiarity with the antitrust principles applicable to your activities, and you should consult the Company’s Legal Department with any questions you may have concerning compliance with these laws.

1. Meetings with Competitors

Employees should exercise caution in meetings with competitors. Any meeting with a competitor may give rise to the appearance of impropriety. As a result, if you are required to meet with a competitor for any reason, you should obtain the prior approval of an executive officer of the Company. You should try to meet with competitors in a closely monitored, controlled environment for a limited period of time. You should create and circulate agendas in advance of any such meetings, and the contents of your meeting should be fully documented.

2. Professional Organizations and Trade Associations

Employees should be cautious when attending meetings of professional organizations and trade associations at which competitors are present. Attending meetings of professional organizations and trade associations is both legal and proper, if such meetings have a legitimate business purpose and are conducted in an open fashion, adhering to a proper agenda. At such meetings, you should not discuss the Company’s pricing policies or other competitive terms or any other proprietary, competitively sensitive information. You are required to notify your supervisor or the Company’s Legal Department prior to attending any meeting of a professional organization or trade association.

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D. Compliance with Insider Trading Laws

Consistent with the Company’s Insider Trading Compliance Policy, the Company’s employees and directors are prohibited from trading in the stock or other securities of the Company while in possession of material nonpublic information about the Company. In addition, Company employees and directors are prohibited from recommending, “tipping” or suggesting that anyone else buy or sell the Company’s stock or other securities on the basis of material non-public information. Employees and directors who obtain material non-public information about another company in the course of their duties are prohibited from trading in the stock or securities of the other company while in possession of such information or “tipping” others to trade on the basis of such information. Violation of insider trading laws can result in severe fines and criminal penalties, as well as disciplinary action by the Company, up to and including, for an employee, termination of employment or, for a director, a request that such director resign from the Board of Directors. You are required to read carefully and observe our Insider Trading Compliance Policy, as amended from time to time. Please contact the Company’s Legal Department for a copy of the Insider Trading Compliance Policy or with any questions you may have about insider trading laws.

XI. REGULATION FD, AND SOCIAL MEDIA

A. Compliance with Regulation FD

In connection with its public communications, the Company is required to comply with a rule under the federal securities laws referred to as Regulation FD (which stands for “fair disclosure”). Regulation FD provides that, when we disclose material non-public information about the Company to securities market professionals or stockholders (where it is reasonably foreseeable that the stockholders will trade on the information), we must also disclose the information to the public. “Securities market professionals” generally include analysts, institutional investors and other investment advisors.

The Company has designated certain individuals as “spokespersons” who are responsible for communicating with analysts, institutional investors and representatives of the media. Any employee or director who is not a designated spokesperson of the Company should not communicate any information about the Company to analysts, institutional investors or representatives of the media, except at the request of the Company’s designated spokespersons.

B. Social Media

Social media can also be an effective communication tool and allows us an opportunity to connect with others on a personal level. When using social media, we have to be responsible and careful not to share any confidential information owned by the Company or others. We also have a responsibility to never speak negatively about our customers, suppliers, fellow colleagues, competition or other stakeholders, or make misleading or unsupported statements about the Company. While the Company does not seek to control or monitor our personal participation, we must be sure not to give the impression that the views and opinions we express online are also those of our Company.

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XII. ANTI-CORRUPTION COMPLIANCE AND THE U.S. FOREIGN CORRUPT PRACTICES ACT

The Company is committed to complying with the U.S. Foreign Corrupt Practices Act (the “FCPA”) and other applicable anti-corruption laws. The FCPA prohibits the Company and its employees, directors, officers, and agents from offering, giving, or promising money or any other item of value, directly or indirectly, to win or retain business or to influence any act or decision of any foreign government official, political party, candidate for political office, or official of a public international organization (any of the foregoing a “foreign official”). The Company prohibits employees, directors, and officers from offering, giving or receiving bribes, kickbacks, or other items of value or inducements to foreign officials. This prohibition also extends to payments to agents or other third parties acting on the Company’s behalf if there is reason to believe that the payment will be used indirectly for a prohibited payment or transfer of value to foreign officials. Indirect payments include any transfer of money or other item of value to another individual or organization where the person making the transfer knows or has reason to know that some or all of that transfer is for the benefit of an individual to whom direct payments or transfers of value are prohibited. The use of agents or other third parties for the payment of bribes, kickbacks or other items of values or inducements is expressly prohibited. Violation of the FCPA and other applicable anti-corruption laws is a crime that can result in severe fines and criminal penalties, as well as disciplinary action by the Company, up to and including, for an employee, termination of employment or, for a director, a request that such director resign from the Board of Directors. For further guidance, please contact the Company’s Legal Department.

XIII. INTERNATIONAL TRADE LAWS

Company employees and agents must know and comply with U.S. laws and regulations that govern international operations, as well the local laws of countries where the Company operates. The United States and many countries have laws that restrict or otherwise require licensing for the export or import of certain goods and services to other countries or to certain parties. If you are involved with importing, you need to be aware of the applicable governmental regulations and requirements, including those required by the Customs-Trade Partnership Against Terrorism (C-TPAT). A failure to comply can result in fines, penalties, imprisonment and/or a loss of import privileges. U.S. laws and regulations also impose various trade sanctions or embargoes against other countries or persons, and prohibit cooperation with certain boycotts imposed by some countries against others. The Company does not participate in prohibited boycotts.

The scope of these licensing requirements, trade sanctions, and trade embargoes may vary from country to country. They may range from specific prohibitions on trade of a given item to a total prohibition of all commercial transactions. It is important to note that the Company may not facilitate or encourage a non-domestic company to perform a transaction that it could not perform itself pursuant to sanctions laws.

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Employees involved in export transactions or international operations must familiarize themselves with the list of countries against which the United States maintains comprehensive sanctions and the rules relating to exporting to or transacting with such countries, either directly or indirectly through foreign subsidiaries or other third parties. In addition, the Company must comply with counter-terrorism requirements when engaging in international trade. Due to the complexities of these international trade laws, contact the Legal Department before exporting or importing goods or services, or engaging in transactions with countries or persons that may be affected by economic or trade sanctions. If requested to participate in or cooperate with an international boycott that the United States does not support, you may not agree to or comply with such request. Immediately report this request to the Legal Department.

XIV. ENVIRONMENT, HEALTH AND SAFETY, DIVERSITY AND RESPECT IN THE WORKPLACE

The Company is committed to providing a safe and healthy working environment for its employees and to avoiding adverse impact and injury to the environment and the communities in which it does business. Company employees must comply with all applicable environmental, health and safety laws, regulations and Company standards. It is your responsibility to understand and comply with the laws, regulations and policies that are relevant to your job. Failure to comply with environmental, health and safety laws and regulations can result in civil and criminal liability against you and the Company, as well as disciplinary action by the Company, up to and including termination of employment. You should contact the Company’s Legal Department if you have any questions about the laws, regulations and policies that apply to you.

A. Environment

All Company employees should strive to conserve resources and reduce waste and emissions through recycling and other energy conservation measures. You have a responsibility to promptly report any known or suspected violations of environmental laws or any events that may result in a discharge or emission of hazardous materials.

B. Health and Safety

The Company is committed not only to comply with all relevant health and safety laws, but also to conduct business in a manner that protects the safety of its employees. All employees are required to comply with all applicable health and safety laws, regulations and policies relevant to their positions. If you have a concern about unsafe conditions or tasks that present a risk of injury to you, please report these concerns immediately to your supervisor or the Company’s Legal Department.

1. Alcohol and Drugs

The Company is committed to maintaining a drug-free work place. All Company employees must comply strictly with Company policies regarding the abuse of alcohol and the possession, sale and use of illegal drugs (for the purpose of this Code, “illegal drugs” includes, without limitation, marijuana). Drinking alcoholic beverages is prohibited while on duty or on the premises of the Company, except at specified Company-sanctioned events or as otherwise authorized by management. Possessing, using, selling or offering illegal drugs and other controlled substances is prohibited under all circumstances while on duty or on the premises of the Company. Likewise, you are prohibited from reporting for work, or driving a Company vehicle or any vehicle on Company business, while under the influence of alcohol or any illegal drug or controlled substance.

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2. Violence Prevention and Weapons

The safety and security of Company employees is vitally important. The Company will not tolerate violence or threats of violence in, or related to, the workplace. If you experience, witness or otherwise become aware of a violent or potentially violent situation that occurs on the Company’s property or affects the Company’s business you must immediately report the situation to your supervisor or the relevant human resources personnel.

The Company does not permit any individual to have weapons of any kind on Company property or in vehicles, while on the job or off-site while on Company business. This is true even if you have obtained legal permits to carry weapons. The only exception to this policy applies to security personnel who are specifically authorized by Company management to carry weapons.

C. Diversity and Respect in the Workplace

Our employees’ diversity of experience is a key factor driving our success. We strive to create a work environment where our highly talented people are encouraged to be innovative and to achieve their full potential. Each one of us is responsible for creating a workplace that is based on trust and respect, and for promoting a productive work environment.

We value teamwork and we strive to attract, develop, and retain individuals who are as diverse as the people we serve. By embracing diversity, we create an inclusive team that is committed to working together to develop innovative ideas and solutions. We all must work to foster a culture and environment where different backgrounds and perspectives are not only respected and heard, but also celebrated.

1. Employment Practices

The Company pursues fair employment practices in every aspect of its business. The following is only intended to be a summary of certain of our employment policies and procedures. Copies of the Company’s detailed policies are available upon request. Company employees must comply with all applicable labor and employment laws, including anti-discrimination laws and laws related to freedom of association and privacy. It is your responsibility to understand and comply with the laws, regulations and policies that are relevant to your job. Failure to comply with labor and employment laws can result in civil and criminal liability against you and the Company, as well as disciplinary action by the Company, up to and including termination of employment. You should contact the Company’s Legal Department if you have any questions about the laws, regulations and policies that apply to you.

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Without limiting the generality of the foregoing, nothing in this Code is intended to infringe on any employee’s rights under Section 7 of the National Labor Relations Act or otherwise provided by federal, state, or local laws, and, as such, this Code is not intended to restrict an employee’s ability to engage in concerted activities for the purpose of collective bargaining or other mutual aid or protection, so long as you do not do this on the Company’s time or using the Company’s resources.

2. Harassment and Discrimination

The Company is committed to providing equal opportunity and fair treatment to all individuals on the basis of merit, without discrimination because of race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristic protected by law. The Company also prohibits harassment based on these characteristics in any form, whether physical or verbal and whether committed by supervisors, non-supervisory personnel or non-employees. Harassment may include, but is not limited to, offensive sexual flirtations, unwanted sexual advances or propositions, verbal abuse, sexually or racially degrading or intimidating words, or the display in the workplace of sexually suggestive or racially degrading or intimidating objects or pictures.

If you have any complaints about discrimination or harassment, report such conduct to your supervisor. If you are not comfortable reporting such conduct to your supervisor, you may report it to a representative of Human Resources or the Legal Department. All complaints will be treated with sensitivity and discretion. Your supervisor and the Company will protect your confidentiality to the extent possible, consistent with law and the Company’s need to investigate your concern. Where our investigation uncovers harassment or discrimination, we will take prompt corrective action, which may include disciplinary action by the Company, up to and including, termination of employment. The Company strictly prohibits retaliation against an employee who, in good faith, files a complaint. Any member of management who has reason to believe that an employee has been the victim of harassment or discrimination or who receives a report of alleged harassment or discrimination is required to report it to the relevant human resources personnel immediately.

XV. CONCLUSION

This Code contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. If you have any questions about these guidelines, please contact your supervisor or the Company’s Legal Department. The Company expects all of its employees and directors to adhere to these standards.

This Code, as applied to the Company’s principal financial officers, shall be our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

This Code and the matters contained herein are neither a contract of employment nor a guarantee of continuing Company policy. The Company reserves the right to amend, supplement or discontinue this Code and the matters addressed herein, without prior notice, at any time.

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